UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐		Preliminary proxy statement
☐		Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒		Definitive Proxy Statement
☐		Definitive Additional Materials
☐		Soliciting Material Pursuant to Section 240.14a-12

NATURAL GAS SERVICES GROUP, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to.Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐		Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

NATURAL GAS SERVICES GROUP, INC.
508 West Wall Street, Suite 550
Midland, Texas 79701

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on June 14, 2011

The proxy statement and annual report to shareholders are available at
www.proxyvote.com.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 14, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), will be held at the Hilton Hotel, 117 West Wall Street, Midland, Texas 79701 on June 14, 2011 at 9:00 a.m., Central Time, for the purpose of considering and voting upon proposals:

1.
To elect one Director to serve until the Annual Meeting of Shareholders to be held in 2012; one Director to serve until the Annual Meeting of Shareholders to be held in 2013; and two Directors to serve until the Annual Meeting of Shareholders to be held in 2014, or until their successors are elected and qualify;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2011;

3.	To consider an advisory vote on compensation of our named executive officers;

4.	To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers; and

5.	To transact such other business as may properly be presented at the meeting or at any adjournment(s) of the meeting.

Only shareholders of record at the close of business on April 18, 2011 are entitled to notice of and to vote at the meeting and at any adjournment(s) of the meeting.  On that day, 12,215,874 shares of our common stock were outstanding and entitled to vote.

Our Board of Directors recommends that you vote FOR the (i) election of the director nominees named in this proxy statement, (ii) the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2011; and (iii) approval, on an advisory basis, of the compensation programs of our named executive officers; and, with respect to item 4 above, the Board of Directors recommends that you vote to hold an advisory vote on executive compensation every THREE years.

We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly even if you plan to attend the meeting. Voting now will not prevent you from voting in person at the meeting if you are a shareholder of record and wish to do so.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Stephen C. Taylor
Stephen C. Taylor

Midland, Texas April 29, 2011	Chairman of the Board, President and Chief Executive Officer

NATURAL GAS SERVICES GROUP, INC.

508 West Wall Street, Suite 550
Midland, Texas 79701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 14, 2011

GENERAL

We are providing this proxy statement to you as part of a solicitation by the Board of Directors of Natural Gas Service Group, Inc. for use at our 2011 Annual Meeting of Shareholders and at any adjournment or postponement that may take place. We will hold the meeting at the Hilton Hotel, 117 West Wall Street, Midland, Texas 79701 on June 14, 2011 at 9:00 a.m., Central Time.

We are taking advantage of Securities and Exchange Commission, or SEC, rules that allow us to deliver our proxy materials to our shareholders on the Internet. Under these rules, we are sending most of our shareholders a two-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. If you receive this two-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of our proxy materials.

We expect to mail, or provide notice and electronic delivery of, this proxy statement and accompanying proxy card to shareholders beginning on or about May 3, 2011.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE MEETING

Q:  Why am I receiving these materials?

A:
Our Board is providing these proxy materials to you in connection with our 2011 Annual Meeting of Shareholders, which will take place on Tuesday, June 14, 2011. As a shareholder on the record date for the meeting, you are invited to attend the meeting. We also encourage you to vote on the matters described in this proxy statement.

Q:  What information is contained in these materials?

A:
This proxy statement includes information about the nominees for director and the other matters to be voted on at the meeting. The proxy statement also includes information about the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q: What can I vote on at the meeting?

A:
There are four matters to be voted on at the meeting:

1.
To elect one Director to serve until the Annual Meeting of Shareholders to be held in 2012; one Director to serve until the Annual Meeting of Shareholders to be held in 2013; and two Directors to serve until the Annual Meeting of Shareholders to be held in 2014, or until their successors are elected and qualify;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2011;

3.	To consider an advisory vote on compensation of our named executive officers; and

4.	To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.

Q:  How does the Board recommend that I vote on each of the matters?

A:
Our Board recommends that you vote FOR each of the director nominees and FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2011.  With respect to Proposal #3, the Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.  Finally, with respect to Proposal #4, the Board of Directors recommends that you vote to hold an advisory vote on executive compensation every THREE years.

Q:  Why did I receive a two-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
We are taking advantage of SEC rules that allow us to deliver proxy materials to our shareholders on the Internet. Under these rules, we are sending most of our shareholders a two-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. If you receive this two-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of our proxy materials. Shareholders may also request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:  Can I receive next year’s proxy materials by email?

A:
Yes. All shareholders who have active email accounts and Internet access may sign up for email delivery of shareholder materials. To sign up, go to www.proxyvote.com and click on “Electronic Enrollment.” If you have multiple registered or beneficial accounts, you need to enroll for each account. If you elect to receive proxy materials by email, we will not mail you any proxy-related materials next year. Your enrollment in the email program will remain in effect as long as your account remains active or until you cancel it.

Q:  Who is entitled to vote at our annual meeting of shareholders?

A:
Holders of our outstanding common stock on April 18, 2011, are entitled to one vote per share on each of the items being voted on at the meeting. We refer to this date as the Record Date. On the Record Date, we had 12,215,874 shares of common stock outstanding.  We have no other classes of stock outstanding.

Q:  What shares can I vote?

A:
You can vote all shares you owned on the Record Date. These shares include (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:  What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered in your name with our transfer agent, Computershare, you are the shareholder of record for those shares and are receiving proxy-related materials directly from us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”) you are the beneficial owner of those shares. Your broker, bank or nominee is the shareholder of record and therefore has forwarded proxy-related materials to you as beneficial owner. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares.

Q:  How do I vote if I am a shareholder of record (as described in the question and answer above)?

A:
You can vote on the Internet or by telephone by following the instructions you received in the mail or by email. If you received a full printed set of our proxy materials in the mail, you can also vote by mail by signing and returning the proxy card provided with those materials. Finally, you can vote in person at the meeting.

Q:  How do I vote if I am a beneficial owner (as described in the question and answer above)?

A:
You can vote on the Internet or by telephone by following the instructions you received in the mail or by email. If you received a full printed set of our proxy materials in the mail, you can also vote by mail. You can vote in person at the meeting only if you obtain a signed proxy from your broker, bank or nominee giving you this right.

Q:  Can I change my vote or revoke my proxy?

A:
Yes. You can change your vote or revoke your proxy at any time before the final vote at the meeting. You can do this by casting a later proxy through any of the available methods described in the questions and answers above. If you are a shareholder of record, you can also revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office at 508 West Wall Street, Suite 550, Midland, Texas 79701. If you are a beneficial owner, you can revoke your proxy by following the instructions sent to you by your broker, bank or other nominee.

Q:  What does it mean if I get more than one set of proxy-related materials?

A:
It means you hold shares registered in more than one account. Follow the instructions in each set of proxy-related materials to ensure that all of your shares are voted.

Q:  What is the quorum requirement for the meeting?

A:
For a “quorum” to exist at the meeting, shareholders holding a majority of the votes entitled to be cast by the shareholders entitled to vote must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly completed proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker, bank, or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Based on recent regulatory changes, your broker, bank or other nominee is no longer able to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.  While Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, such votes will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on these “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

Q:  What is the voting requirement to approve each of the matters?

A:
Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the four nominees for election as Directors who receive the greatest number of votes cast in favor of their election will be elected to the Board of Directors. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm and the advisory vote on compensation of our named executive officers are approved if the votes cast in favor of the matter exceed the votes cast against the matter.  With respect to the advisory vote on the frequency of the advisory vote on compensation of our named executive officers, the selection of the three choices receiving the greatest number of votes will be the frequency recommended by the shareholders.  If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes for certain matters (as described in the question and answer immediately above). In tabulating the voting result for a proposal, shares that constitute broker non-votes are not considered as being entitled to vote on that proposal.

Q:  How can I vote on each of the matters and how will the votes be counted?

A:
In the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain from the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

For the advisory vote on compensation of our named executive officers and the ratification of the appointment of BDO USA LLP as our independent auditors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to these two these proposals. If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.

For the advisory vote regarding the frequency of the advisory vote on compensation of our named executive officers, you may vote “ONE YEAR,”  “TWO YEARS,” “THREE YEARS,” or “ABSTAIN”. If you elect to abstain from voting on this proposal, the abstention will not have any effect on the advisory vote.

If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of BDO USA LLP.

Q:  Who will count the votes?

A:
Broadridge, an international investor relations company, is assisting us with the voting of proxies for our meeting. Prior to the meeting, Broadridge will provide us with a tabulation of the votes cast prior to the meeting. We believe that Broadridge will use procedures that are consistent with Colorado law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. In addition, we will appoint a voting inspector at the meeting to count and tabulate any votes cast at the meeting.

Q:  Who may attend the meeting?

A:
All shareholders as of the Record Date may attend. Please bring to the meeting:

•
proof of ownership such as: a copy of your proxy or voting instruction card; the two-page notice regarding the Internet availability of proxy materials you received in the mail; or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and

•	proof of identification such as a valid driver’s license or passport.

Q:  How will voting on any other business be conducted?

A:
We do not expect any matters to be presented for a vote at the meeting other than the two matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holders, Stephen C. Taylor and Gene A. Strasheim, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting and at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

Q:  May I propose actions for consideration at next year’s meeting of shareholders?

A:
Yes. For your proposal to be considered for inclusion in our proxy statement for next year’s meeting, we must receive your written proposal no later than January 2, 2012. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding shareholder proposals.

Similarly, for you to raise a proposal (including a director nomination) from the floor at next year’s meeting, we must receive a written notice of the proposal no later than March 21, 2011.  If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then we must receive your written proposal at least 150 days before the date of next year’s meeting for the proposal to be timely.

Q:  Who is paying for this proxy solicitation?

A:
We will pay the cost of soliciting the proxies. In addition, our officers, directors and employees may solicit proxies or votes in person, by telephone or by email. These people will not be paid any additional compensation for these activities. We will send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.

HOUSEHOLDING OF PROXY MATERIALS

In an effort to reduce printing costs and postage fees, we have adopted a practice called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in email delivery of proxy-related materials will receive only one set of proxy-related materials unless one or more of these people notifies us that he or she wishes to continue to receive individual copies.

If you share an address with another shareholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s annual meeting or for any future meetings, please: (1) call our Investor Relations contact at (432) 262-2700; (2) send an email message to modesta.idiaquez@ngsgi.com; or (3) mail your request to Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701, Attn: Investor Relations. Similarly, you may also contact us through any of these methods if you receive multiple copies of the materials and would prefer to receive a single copy in the future.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes (commonly known as a “staggered” Board), each class to be as nearly equal in number as possible.  At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term.  The authorized number of Directors is currently set at nine.  However, due to retirements during the past two years, we currently have six directors serving on our Board.  Our Board of Directors may fill the vacancies if a qualified candidate is vetted.  After last year’s Annual Meeting of Shareholders held in June 2010, our Directors were as follows:

Terms Expiring at the 2011 Annual Meeting	Terms Expiring at the 2012 Annual Meeting	Terms Expiring at the 2013 Annual Meeting
Charles G. Curtis	William F. Hughes, Jr.	John W. Chisholm
Gene A. Strasheim	Alan Baker	Richard L. Yadon
Stephen C. Taylor

 In June 2010, Alan Baker, a member of our Board of Directors who was in our 2012 class of Directors as shown above, retired from our Board.  Thus, Mr. Baker’s retirement left our staggered Board with only one member in the 2012 class and three members in the 2011 class.  Under Colorado corporate law and the rules of the New York Stock Exchange, our Directors are to be distributed among the three staggered board classes as evenly as possible.  To correct this imbalance, the remaining members of our Board approved a resolution to move Gene A. Strasheim into the class of Directors whose term expires at the 2012 Annual Meeting of Shareholders.  Although Mr. Strasheim’s term now expires in 2012, since Mr. Strasheim will have served for a three-year term at this year’s Annual Meeting of Shareholders, we are seeking his re-election for a one-year term.

Our Board currently has three vacancies due to retirements.  In April 2011, our Nominating Committee of the Board of Directors recommended that Kenneth V. Huseman be nominated as a Director and submitted to our shareholders for approval at the Annual Meeting.  The Nominating Committee elected to place Mr. Huseman in the class of Directors whose terms expire at the 2013 Annual Meeting of Shareholders.

  In addition, the terms of two other current Directors, Messrs. Curtis and Taylor, expire at the 2011 Annual Meeting of Shareholders.

Considering the foregoing, Shareholders will be electing four Directors at the meeting.  The Board is recommending (i) Mr. Strasheim for re-election to the Board of Directors to serve for a one-year term expiring at the annual meeting of shareholders in 2012, (ii) Mr. Huseman for election to the Board of Directors to serve a two-year term expiring at the annual meeting of shareholders in 2013 and (iii) Messrs. Curtis and Taylor for re-election to the Board of Directors to serve for three-year terms expiring at the annual meeting of shareholders in 2014.

The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominees for Director named above unless other instructions are shown on the proxy card.  If, at the time of the meeting, any of these nominees becomes unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion, or we may reduce the size of the Board.

Biographical information and qualifications for each person nominated as a Director, and for each person whose term of office as a Director will continue after the 2011 Annual Meeting, is set forth below.

Nominee for Director for a Term to Expire in 2012

Gene A. Strasheim

           Gene A. Strasheim, 70, has served as a Director of Natural Gas Services Group since 2003.  From 2001 to 2004, Mr. Strasheim was a financial consultant to Skyline Electronics/Products, a manufacturer of circuit boards and large remotely controlled digital interstate highway signs.  From 1992 to 2001, Mr. Strasheim was the Chief Financial Officer of Skyline Electronics/Products.  From 1985 to 1992, Mr. Strasheim was the Vice President-Finance and Treasurer of CF&I Steel Corporation.  Prior to that, Mr. Strasheim was the Vice President-Finance for two privately-held companies and was a partner with the public accounting firm of Deloitte Haskins & Sells.  Mr. Strasheim has practiced as a certified public accountant in three states. Mr. Strasheim holds a Bachelor degree in Business from the University of Wyoming.

Mr. Strasheim brings extensive accounting and finance experience to our Board, as well as leadership and risk assessment skills.  His background as both a partner with a national accounting firm, along with his experience as a chief financial officer for privately-held companies provides the Board with the background necessary to head our audit committee.

Nominee for Director for a Term to Expire in 2013

Kenneth V. Huseman

Kenneth V. Huseman, 59, has been nominated to join our Board if elected at the 2011 Annual Meeting of Shareholders.  Mr. Huseman has 32 years of well servicing experience.  Since 1999, Mr. Huseman has been employed by Basic Energy Services, Inc., a public reporting company traded on the New York Stock Exchange which provides a wide range of well site services to oil and natural gas drilling and producing companies, including completion and remedial services, fluid services, well servicing and contract drilling.  He is currently the President and Chief Executive Officer and a Director of Basic Energy Services, Inc.  Prior to joining Basic Energy Services, he was Chief Operating Officer at Key Energy Services from 1996 to 1999.  He was a Divisional Vice President at WellTech, Inc., from 1993 to 1996. From 1978 to 1993, he was employed at Pool Energy Services Co., where he managed operations throughout the United States, including drilling operations in Alaska. Mr. Huseman graduated with a B.B.A. degree in Accounting from Texas Tech University.

As a 32 year veteran in the natural resource industry, the Company believes that Mr. Huseman will bring significant experience to our Board, especially in connection with his background in delivering well site services to the natural gas and oil industry.  In addition, Mr. Huseman’s accounting educational background is an invaluable resource in connection with the Company’s financial reporting obligations.

Nominees for Directors for Terms to Expire in 2014

Charles G. Curtis

Charles G. Curtis, 78, has served as a Director of Natural Gas Services Group since April 2001.  Since 2002, substantially all of Mr. Curtis’ business activities have been devoted to managing personal investments.  From 1992 until 2002, Mr. Curtis was the President and Chief Executive Officer of Curtis One, Inc., a manufacturer of aluminum and steel mobile stools and mobile ladders.  From 1988 to 1992, Mr. Curtis was the President and Chief Executive Officer of Cramer, Inc., a manufacturer of office furniture.  Mr. Curtis has a Bachelor of Science degree from the United States Naval Academy and a Master of Science degree in Aeronautical Engineering from the University of Southern California.

Through his manufacturing career and engineering educational background, Mr. Curtis assists the Board and the Company in connection with its compressor manufacturing business.  As a past U.S. Naval Officer and U.S. Naval Academy graduate, Mr. Curtis also brings leadership skills to the Board and Company.

Stephen C. Taylor

Stephen C. Taylor, 57, has been President and Chief Executive Officer of Natural Gas Services Group since January 2005. He was elected as a Director of Natural Gas Services Group at the annual meeting of shareholders in June 2005. Effective January 1, 2006, Mr. Taylor was appointed Chairman of the Board of Directors. Immediately prior to joining Natural Gas Services Group, Mr. Taylor held the position of General Manager − US Operations for Trican Production Services, Inc. from 2002 through 2004. Mr. Taylor joined Halliburton Resource Management in 1976, becoming its Vice President − Operations in 1989. Beginning in 1993, he held multiple senior level management positions with Halliburton Energy Services until 2000 when he was elected Senior Vice President/Chief Operating Officer of Enventure Global Technology, LLC, a joint-venture deep water drilling technology company owned by Halliburton Company and Shell Oil Company. Mr. Taylor elected early retirement from Halliburton Company in 2002 to join Trican Production Services, Inc. Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and a Master of Business Administration degree from the University of Texas at Austin.

Mr. Taylor’s senior management experience in the natural resources industry provides the Board and our company with significant insight into our business.  Mr. Taylor’s engineering and advanced business training (MBA) uniquely suits him to provide leadership, technical expertise and financial acumen to our Board and to the operations of our company in connection with his position as our chief executive officer.

The Board of Directors recommends that shareholders vote “for” each of the four nominees named above.

Continuing Directors Whose Terms Expire in 2012

William F. Hughes, Jr.

William F. Hughes Jr., 58, has served as a Director since December 2003.  Mr. Hughes has over 30 years experience in the engineering and construction industry as a Registered Civil Engineer and licensed building contractor.  From 1974 to 1979, he served as an officer in the United States Air Force. From 1979 to 1986, he was a project design engineer for Cushman & Associates.  From 1986 to 1996, he served as a Project Manager on a variety of public works and industrial construction projects.  Since 1983, Mr. Hughes has been co- owner of The Whole Wheatery, LLC, a natural foods store located in Lancaster, California.  Mr. Hughes holds a Bachelor of Science degree in Civil Engineering from the United States Air Force Academy and a Master of Science in Engineering from the University of California at Los Angeles.

Mr. Hughes’ career experience in the engineering and construction industry brings us invaluable skills which are applicable to our manufacturing processes.  In addition, Mr. Hughes provides leadership skills arising from his service as an officer with the U.S. Air Force and U.S. Air Force Academy graduate.

Continuing Directors Whose Terms Expire in 2013

John W. Chisholm

John W. Chisholm, 56, was appointed as a Director of Natural Gas Services Group in December 2006 to fill a vacancy created by expanding the size of the Board from seven to eight Directors and was first elected as a Director of Natural Gas Services Group at the annual meeting of shareholders held in June 2007.  Mr. Chisholm is the founder of Wellogix, an oil and gas software company that develops software aimed at expediting the exchange of enterprise data and communication of complex engineered services.  Mr. Chisholm has served on the Board of Directors of Flotek Industries, Inc. since 2002, is a member of its Compensation Committee and became interim President in August 2009.  Flotek Industries, Inc. is a public company which files reports under the Securities Exchange Act of 1934.  Prior to founding Wellogix, Mr. Chisholm co-founded and served as President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996.  Mr. Chisholm served as Senior Vice President of Global Sales and Marketing of Core Laboratories until 1998, when he started Chisholm Energy Partners, an investment fund focused on mid-size energy service companies.  Mr. Chisholm holds a Business Administration degree from Fort Lewis College in Colorado.  He currently serves on the Editorial Advisory Board on Middle East Technology of the Oil & Gas Journal.

Mr. Chisholm brings significant natural resources experience to our Board, especially in connection with his background in supplying drilling and production related products and services to the oil, gas and mining industries.  In addition, Mr. Chisholm’s investment fund experience with mid-size energy service companies is an invaluable resource as the Company assesses its capital and liquidity needs.

Richard L. Yadon

Richard L. Yadon, 53, has served as a Director since 2003.  Mr. Yadon served as an advisor to the Board of Directors of Natural Gas Services Group from June 2002 to June 2003.  Since 1981, Mr. Yadon has owned and operated Yadeco Pipe & Equipment.  Since 1994, he has co-owned and served as President of Midland Pipe & Equipment, Inc.  In April 2007, Mr. Yadon became the sole owner of Midland Pipe & Equipment, Inc.  Yadeco Pipe & Equipment and Midland Pipe and Equipment, Inc. are engaged in the business of providing oil and gas well drilling and completion services and equipment to oil and gas producers conducting operations in Texas, New Mexico, Louisiana and Oklahoma.  Since 1981, he has owned Yadon Properties, which owns and operates real estate in Midland, Texas. Mr. Yadon has 29 years of experience in the energy service industry.

Mr. Yadon brings to the Board experience in the energy services industry through his career as an owner of businesses engaged in providing pipe and drilling services and equipment to oil and gas companies.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Natural Gas Services Group’s Board of Directors held four meetings in 2010.  Each Director attended at least 75% of the total number of Board meetings held while such person was a Director.  Each Director also attended at least 75% of all of the meetings held by all committees of the Board of Directors for which he served (during the periods that he served).  The Board of Directors acts from time to time by unanimous written consent in lieu of holding a meeting.

Our non-management directors hold regularly scheduled executive sessions in which those directors meet without management participation.  Generally, the Chairman of the Governance and Personnel Development Committee presides over these sessions.  Charles G. Curtis is currently that Chairman.

We typically schedule a Board meeting in conjunction with our annual meeting of shareholders.  Although we do not have a formal policy on the matter, we expect our Directors to attend each annual meeting, absent a valid reason, such as illness or an unavoidable schedule conflict.  Last year, all of the individuals then serving as Directors attended our 2010 annual meeting of shareholders.

           To assist it in carrying out its duties, the Board has delegated certain authority to four separately designated standing committees. These committees are described below.

Audit Committee

The primary functions of our Audit Committee include:

•	assisting the Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

•	hiring our independent registered public accounting firm;

•	monitoring the independence and performance of our independent registered public accounting firm;

•	maintaining, through regularly scheduled meetings, a line of communication between the Board, our financial management and independent registered public accounting firm; and

•	overseeing compliance with our policies for conducting business, including ethical business standards.

           The members of the Audit Committee are Gene A. Strasheim (Chairman), Charles G. Curtis and William F. Hughes, Jr.  Our common stock is listed for trading on the New York Stock Exchange, or “NYSE”. Under rules of the NYSE, the Audit Committee is to be comprised of three or more Directors, each of whom must be independent.  Our Board has determined that all of the members of the Audit Committee are independent, as defined under the applicable NYSE rules and listing standards.  In addition, our Board of Directors has determined that Gene A. Strasheim is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.  The Audit Committee met four times during the last fiscal year.

Any shareholder may obtain free of charge a printed copy of our Audit Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  You can also view and print a copy of our Audit Committee Charter by clicking on the “Governance” tab at the Investor Relations page of our website at www.ngsgi.com.

Compensation Committee

The functions of our Compensation Committee include:

•	assisting the Board in overseeing the management of our human resources;

•	evaluating our Chief Executive Officer’s performance and compensation;

•	formulating and administering our overall compensation principles and plans; and

•	evaluating management.

The Compensation Committee’s policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of Natural Gas Services Group and its shareholders.  Currently, executive compensation is comprised of salary and cash bonuses and awards of long-term incentive opportunities in the form of stock options under our 1998 Stock Option Plan and restricted stock awards under the 2009 Restricted Stock/Unit Plan.

The members of the Compensation Committee are William F. Hughes, Jr. (Chairman), John W. Chisholm, Charles G. Curtis and Gene A. Strasheim.  Our Board has determined that all of the members of the Compensation Committee are independent, as defined under the applicable NYSE rules and listing standards.  During the last fiscal year there were four meetings of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are not officers or employees of our company, and there is not, nor was there during fiscal 2010, any compensation committee interlock (in other words, no executive of our company serves as a Director or on the compensation committee of a company that has one or more executives serving on our Board of Directors or our Compensation Committee).

Any shareholder may obtain free of charge a printed copy of our Compensation Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  You can also view and print a copy of our Compensation Committee Charter by clicking on the “Governance” tab at the Investor Relations page of our website at www.ngsgi.com.

Governance and Personnel Development Committee

Our Governance and Personnel Development Committee primarily focuses on:

•	generally overseeing the governance of the Board and its committees;

•	interpreting the Governance Guidelines, the Code of Business Conduct and Ethics and other similar governance documents adopted by the Board; and

•	overseeing the evaluation of the Board and its committees.

The members of the Governance and Personnel Development Committee are Charles G. Curtis (Chairman), Gene A. Strasheim and John W. Chisholm.  Our Board has determined that each of the Governance and Personnel Development Committee members is independent, as defined under the applicable NYSE rules and listing standards.  During the last fiscal year there were three meetings of the Governance and Personnel Development Committee.

Any shareholder may obtain free of charge a printed copy of our Governance Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  You can also view and print a copy of our Governance Committee Charter by clicking on the “Governance” tab at the Investor Relations page of our website at www.ngsgi.com.

Nominating Committee

           The functions of our Nominating Committee include:

•	identifying individuals qualified to become board members, consistent with the criteria approved by the Board;

•	recommending Director nominees and individuals to fill vacant positions; and

•	overseeing executive development and succession and diversity efforts.

The members of the Nominating Committee are John W. Chisholm (Chairman), Charles G. Curtis and Gene A. Strasheim.  Our Board of Directors has determined that each of the Nominating Committee members is independent as defined under the applicable NYSE rules and listing standards.  During the last fiscal year there were three meetings of the Nominating Committee.

Any shareholder may obtain free of charge a printed copy of our Nominating Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  You can also view and print a copy of our Nominating Committee Charter by clicking on the “Governance” tab at the Investor Relations page of our website at www.ngsgi.com.  Our Nominating Committee does not have a diversity policy; however, as discussed below, the Committee’s goal is to nominate candidates who possess a range of experiences and backgrounds which will contribute to the board’s overall effectiveness in meeting its duties and forwarding the goals of our company.

Our Nominating Committee will consider a Director candidate recommended by a shareholder.  A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board.  A shareholder wishing to recommend a candidate for the Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Natural Gas Services Group, Inc., Nominating Committee, 508 West Wall Street, Suite 550, Midland, Texas 79701, Attn.: Charles G. Curtis.  Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Committee in determining the qualifications of the individual.  The Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting.  The Committee will consider nominations received after that date at the annual meeting subsequent to the next annual meeting.

           The Committee evaluates nominees for Directors recommended by shareholders in the same manner in which it evaluates other nominees for Directors.  Minimum qualifications include the factors discussed above.

Director Independence

The Board has determined that each of the following five members of the Board is “independent” within the meaning of applicable listing standards of the NYSE and under the standards set forth in Exhibit A to our Governance and Personnel Development Charter (“Governance Charter”), which are consistent with the NYSE listing standards: John W. Chisholm, Charles G. Curtis, William F. Hughes, Jr., Gene A. Strasheim, and Richard L. Yadon.  A copy of Exhibit A to our Governance Charter is available at our website, www.ngsgi.com, under the heading “Investor Relations—Governance.”  The Board has made an affirmative determination that each of the five directors named above satisfies these categorical standards.  In making its determination, the Board examined relationships between directors or their affiliates with us and our affiliates and determined that each such relationship, if any, did not impair the director’s independence.

The Board’s Leadership Structure

Under our Corporate Governance Guidelines, our Chief Executive Officer also serves as our Chairman of the Board, and that person is responsible to the Board for the overall management and functioning of the company.  Stephen C. Taylor serves as both Chairman of the Board and our President and Chief Executive Officer (“CEO”).  The Board believes this is the most effective Board leadership structure at the present time and believes that Mr. Taylor, in his role as Chairman/CEO, has the ability to execute on both our short-term and long-term strategies necessary for the challenging marketplace in which we compete.  The independent directors believe that Mr. Taylor's detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business make him the best qualified director to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.  Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Taylor is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board and/or Audit Committee. We believe that the creation of a lead independent director position is not necessary at this time.

Each of our directors, other than Mr. Taylor, is independent, and the Board believes that the independent directors provide effective oversight of management.  The Board may subsequently decide, however, to change that leadership structure which would require a revision to our Corporate Governance Guidelines. The Board believes that it has in place safeguards to ensure that we maintain the highest standards of corporate governance and continued accountability of the CEO to the Board. These safeguards include:

•	All members of the Board are independent directors except for Mr. Taylor.

•
Each of the Board’s standing committees, including the Audit, Compensation, Governance and Nominating Committees, are comprised of and chaired solely by non-employee directors who meet the independence requirements under the NYSE listing standards and other governing laws and regulations.

•	Review and determination of Mr. Taylor’s compensation and performance remains within the purview of the Compensation Committee.

•
The independent directors continue to meet in executive sessions without management present to discuss the effectiveness of the company’s management, the quality of the Board meetings and any other issues and concerns.

Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our strategic plan.  Our executive management is responsible for the day-to-day management of risks we face.  The Board is periodically advised by management on the status of various factors that could impact our business and operating results, including oil and gas industry issues, operational issues (such compressor manufacturing issues, backlog for compressor equipment,) legal and regulatory risks. The full Board is also responsible for reviewing our strategy, business plan, and capital expenditure budget.

Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  Our Audit Committee serves an important role in providing risk oversight, as further detailed in its charter. One of the Audit Committee’s primary duties and responsibilities is to monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, and disclosure controls and procedures.  The Compensation Committee assists the Board with risk management relating to our compensation policies and programs, and the Nominating and Governance Committee assists with risk management relating to Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

CODE OF ETHICS

           Our Board of Directors has adopted a Code of Business Conduct and Ethics, or “Code”, which is posted on our website at www.ngsgi.com. You may also obtain a copy of our Code by requesting a copy in writing at 508 West Wall Street, Suite 550, Midland, Texas 79701 or by calling us at (432) 262-2700.

           Our Code provides general statements of our expectations regarding ethical standards that we expect our Directors, officers and employees, including our Chief Executive Officer and principal financial officer, to adhere to while acting on our behalf.  Among other things, the Code provides that:

•	we will comply with all laws, rules and regulations;

•	our Directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

•	our Directors, officers and employees are to protect our assets and maintain our confidentiality;

•	we are committed to promoting values of integrity and fair dealing; and that

•	we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

           Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

EXECUTIVE OFFICERS

           Biographical information for the executive officers of Natural Gas Services Group who are not Directors is set forth below.  There are no family relationships between any Director or executive officer and any other Director or executive officer.  Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors.  Officers are elected by the Board of Directors annually at its first meeting following the annual meeting of shareholders.

           Earl R. Wait, 67, became Vice President − Accounting in January 2006 and served as our Principal Financial Officer for SEC reporting requirements.  On December 31, 2010, Mr. Wait retired.  He served as our Chief Financial Officer from May 2000 to January 2006. He has also served as our Treasurer since 1998. Mr. Wait was our Chief Accounting Officer from 1998 to May 2000. During the period from 1993 to 2003, he also served as an officer or Director of our former subsidiaries. Mr. Wait is a certified public accountant, has a Bachelor of Business Administration degree from Texas A&M University − Kingsville and holds a Master of Business Administration degree from Texas A&M University − Corpus Christi and has more than 30 years of experience in the energy industry.

G. Larry Lawrence, 60, became our Treasurer, Manager of Accounting, Principal Accounting Officer and Corporate Secretary on January 1, 2011, upon the retirement of Earl R. Wait, our former Principal Accounting Officer.  Prior to his promotion, Mr. Lawrence was our Controller since September 2010.  From June 2006 to August 2010, Mr. Lawrence was self employed as a management consultant doing business as Crescent Consulting.  Overlapping this time, from September 2006 to August 2009, he also served as the CFO of Lynx Operating Company.  Lynx is a private company engaged in oil and gas production and gas processing activities. From May 2004 through April 2006 Mr. Lawrence served as Controller of Pure Resources, an exploration and production company and wholly owned subsidiary of Unocal Corporation which was acquired by Chevron Corporation. From June 2000 through May 2004, Mr. Lawrence was a practice manager of the Parson Group, LLC, a financial management consulting firm whose services included Sarbanes Oxley engagements with oil and natural gas industry clients. From 1973 through May 2000, Mr. Lawrence was employed by Atlantic Richfield Company where he most recently (from 1993 through 2000) served as Controller of ARCO Permian. Since May 2006, Mr. Lawrence has served as a director of Legacy Reserves, LP.  Mr. Lawrence has a Bachelor of Arts in Accounting, with honors, from Dillard University.

       James R. Hazlett, 55, has served as Vice President − Technical Services since June 2005.  He also served as Vice President of Sales of Screw Compression Systems, Inc. from 1997 until June 2007 when Screw Compression Systems, Inc. was merged into Natural Gas Services Group.  After the merger in June 2007, Mr. Hazlett continues to remain employed by Natural Gas Services Group as Vice President − Technical Services.  Mr. Hazlett holds an Industrial Engineering degree from Texas A&M University and has over 27 years of industry experience.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

The Compensation Committee or, the “Committee,” of the Board of Directors is responsible for determining the types and amounts of compensation we pay to our executives. The Committee operates under a written charter that you can view on our website at www.ngsgi.com.  The Board of Directors has determined that each member of the Committee meets the independence and financial literacy requirements of the NYSE. The Board determines, in its business judgment, whether a particular Director satisfies the requirements for membership on the Committee set forth in the Committee’s charter. None of the members of the Committee are current or former employees of Natural Gas Services Group or any of its subsidiaries.

The Committee is responsible for formulating and administering our overall compensation principles and plans.  This includes establishing the compensation paid to our CEO, meeting and consulting with our CEO to establish the compensation paid to our other executive officers, counseling our CEO as to different compensation approaches, administering our stock option plan, monitoring adherence to our compensation philosophy and conducting an annual, and sometimes more frequent, review of our compensation programs and philosophy regarding executive compensation.

           The Committee periodically meets in executive session without members of management or management Directors present and reports to the Board of Directors on its actions and recommendations.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide an executive compensation program that:

•	rewards performance and skills necessary to advance our objectives and further the interests of our shareholders;

•	is fair and reasonable and appropriately applied to each executive officer; and

•	is competitive with compensation programs offered by our competitors.

           The overall objectives of our compensation philosophy are to:

•	provide a competitive level of current annual income that attracts and retains qualified executives at a reasonable cost to us;

•	retain and motivate executives to accomplish our company goals;

•	provide long-term incentive compensation opportunities at levels appropriate for the respective responsibilities and performance of each executive;

•	align compensation and benefits with our business strategies and goals;

•	encourage the application of a decision making process that takes into account both short-term and long-term risks and the sometimes volatile nature of our industry; and

•	align the financial interests of our executives with those of our shareholders through the potential grant of equity based rewards.

Our Committee supports these objectives by emphasizing compensation arrangements that we believe are reasonable and will attract and retain qualified executives and reward them for their efforts to further our long-term growth and success.  At the same time, we remain cognizant of and aim to balance our executive compensation arrangements with the interests and concerns of our shareholders.

We have chosen to implement a relatively streamlined compensation framework for our executives.  We feel that our compensation philosophies and practices are appropriate given our relatively small size as a public company. This framework has consisted primarily of base salaries, cash bonuses and equity awards of stock options and restricted stock.  By continuing a relatively streamlined compensation framework for our executives, we believe that we are able to establish a higher degree of transparency, understanding and certainty for our executives as well as the investing public, while at the same time avoiding complex benefit packages and agreements that can be, in some ways, difficult to understand and require significant time and cost to properly administer. In the end, we believe our compensation arrangements provide the desired results: fair and reasonable pay for achievements beneficial to Natural Gas Services Group and its shareholders.

Assistance Provided to the Committee

The Committee makes all compensation decisions regarding our executive officers.  Stephen C. Taylor, our CEO, annually reviews the performance of each of our executive officers (other than the CEO whose performance is reviewed by the Committee) and presents recommendations to the Committee with respect to salary and cash bonus percentage adjustments and stock option grants for our executives (other than the CEO whose salary, cash bonus percentage adjustments and stock option grants are determined solely by the Committee).  The Committee may exercise its discretion in modifying any recommendations made by our CEO.

The Committee also seeks the input and insight of Mr. Taylor concerning specific factors that Mr. Taylor believes to be appropriate for the Committee’s consideration and which the Committee may not be aware of, such as extraordinary efforts or accomplishments of our executive officers.  Mr. Taylor also advises the Committee on general topics such as the morale of our executives.

Natural Gas Services Group’s accounting department assists the Committee in the compensation process by gathering and organizing data, which is then presented to the Committee by Mr. Taylor for the Committee’s review.

Compensation Components

           We base our decisions regarding executive compensation primarily on our assessment of company performance, and each executive officer’s leadership, performance and individual contributions to our business. The accounting and tax treatment of different elements of compensation has not to date had a significant impact on our use of any particular type of compensation. In reviewing the overall compensation of our officers, we have historically considered and used a mix of the following components or elements of executive compensation:

•	base salary;

•	cash bonuses under our incentive cash bonus program;

•	stock option grants and stock awards;

•	retirement and other benefits generally available to all of our employees; and

•	limited perquisites.

We do not presently and have not in the past used any of the following types of executive compensation:

•	defined benefit pension plans;

•	employee stock purchase/ownership plans;

•	supplemental executive retirement plans/benefits; or

•	deferred compensation plans.

Compensation Evaluation Factors

We continue, as we have in the past, to rely on the following factors in evaluating and determining the amount of compensation we pay our executives:

•	our general knowledge of executive compensation levels in the natural gas compression industry and similarly sized energy service companies;

•	each executive’s individual performance and the overall performance of Natural Gas Services Group; and

•	specific company financial metrics and the application of specific weights to such metrics.

The applicability of these factors varies depending on the type of compensation being evaluated and determined.  For instance, we do not rely on weighted company financial metrics to evaluate and determine base salary levels, but such factor is the primary means through which we evaluate and determine the amount of the cash bonuses we award to our executives. Below is a more detailed discussion of how these factors apply to the different types of compensation we utilize.

Executive Compensation Levels of other Companies in the Natural Gas Compression and Related Businesses

Historically, we have not focused on a specific peer group to evaluate and establish the compensation of our executive officers.  This is primarily because our Compensation Committee has not found similarly-situated companies specializing in gas compression services of similar size.  In the Committee’s experience, most of the gas services companies in our industry offer a broader scope of products and services than we do, and typically are significantly larger, on both a revenue and market capital basis.  Thus, the Committee’s review of industry compensation has been limited to simply obtaining a broad-based, general understanding of current compensation practices.  For this reason, we have not in the past and do not currently consider the specific amounts of executive compensation paid by such companies when evaluating or determining our executive compensation.  We do, however, from time to time, consider the types of executive compensation offered by publicly traded gas service companies and the annual increases or decreases on a percentage basis in such compensation.

Individual and Company Performance – Base Salary and Equity Awards

We also evaluate compensation, particularly base salary levels and equity awards (stock options and restricted stock awards), through an analysis of each executive officer’s individual performance and the overall performance of Natural Gas Services Group, our goal being to strengthen the link between what we pay our executives and the performance of Natural Gas Services Group.  Factors we consider in our analysis include:

•	the individual performance, leadership, business knowledge and level of responsibility of our officers;

•	the particular skill-set and longevity of service of the officer;

•	the effectiveness of the officer in implementing our overall strategy;

•	the general financial performance and health of the Company;

Specific Company Financial Metrics – Cash Bonuses

With respect to compensation we pay in the form of cash bonuses, the Committee sets target performance levels for three specific company financial metrics.  The Committee relies on whether these targets are achieved and the individual performance of our executive officers to determine whether cash bonuses are awarded and the amounts of such bonuses.  The three financial metrics the Committee considers are:

•	total revenues;

•	EBITDA; and

•	net income before taxes.

EBITDA is calculated from our audited financial statements by adding to net income, or loss, (1) amortization and depreciation expense, (2) interest expense and (3) provision for income tax expense.

We believe that our core executive compensation mix of base salary, cash bonuses and equity awards, while fairly limited, presently provides enough diversity for us to link executive compensation to our short-term and long-term objectives.  For instance, base salaries and cash bonuses are closely linked to the short-term objectives of providing reasonable and competitive levels of current annual income, while equity awards are more closely linked to the long-term objectives of earnings per share and increased market value of our common stock.

Base Salary

We provide our executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Each year the Committee receives base salary recommendations from our CEO for all of our executive officers (other than our CEO whose base salary is evaluated by the Committee on an annual basis). The Committee reviews comparative salary data and information gathered by the Committee relative to certain of our competitors and industry peers to gain some general knowledge of what our competitors pay their executive officers.  The competitors are certain privately held companies in the natural gas industry that are comparable in size to us.  We do not consider the specific amounts of the compensation packages offered by our competitors that are public companies because of the considerable size difference between those companies and us, but we do from time to time consider the types of compensation offered by such competitors and the annual increases or decreases on a percentage basis in such compensation.  The Committee determines base salary levels by considering the comparative salary data and information gathered by the Committee in conjunction with the factors described above under the caption “Individual and Company Performance – Base Salary and Stock Options”.  We do not give specific weights to any of the factors the Committee considers in determining base salary levels or adjustments thereto.  Based on the Committee’s review the comparative salary data, the Committee does believe that the base salary of its President and CEO, Stephen C. Taylor, lags behind that of industry peers.  Due to this lag, for the next few years (subject to Company and personal performance and the state of the economy and natural gas industry, along with cost of living adjustments) it is the current intention of the Committee to consider annual base salary increases of between 5% to 15% per year for Mr. Taylor.

In 2010, the base salaries for our named executive officers did not change from their 2009 amounts due to a company-wide wage freeze which was put in place in 2009 due to the recession.

In January 2011, our Compensation Committee met to discuss compensation matters concerning Stephen C. Taylor, our President and CEO.  Pursuant to the terms of our employment agreement with Mr. Taylor, we reviewed his annual base salary and increased it for 2011 from $316,000 to $363,000, in part and as discussed above, the Committee believes that Mr. Taylor’s base salary lags that of other industry peers.  In addition, the increase was also made in recognition of Mr. Taylor’s:

(i)	maintaining income statement margins in 2010 which exceeded that of competitors;
(ii)	achieving approximately $20 million of positive cash flow notwithstanding the troubled economic conditions;
(iii)	successful negotiation on a new bank line of credit in 2010; and
(iv)
making timely strategic decisions before and during the recession regarding reducing compressor manufacturing and limiting expenditures which have limited the Company’s exposure to the severe consequences of the recession and depressed natural gas industry.

With respect to our other two named executive officers other than our CEO, their base salaries for 2010 did not change from their 2009 amounts due to the Company-wide wage freeze.  For 2011, James Hazlett, our Vice President – Technical Services – base salary was increased from $135,000 to $148,500.  Earl R. Wait, our Vice President – Accounting, retired on December 31, 2010.

Short-Term Incentives – Incentive Cash Bonus Program

The Committee has adopted an Incentive Cash Bonus Program or, the “IBP,” that provides guidelines for the calculation of annual non-equity incentive based compensation in the form of cash bonuses to our executives, subject to Committee oversight and modification.   The bonuses awarded under the IBP are short-term awards in recognition of the overall performance and efforts made by our executives during a particular year.  Each year, the Committee approves the group of executives eligible to participate in the IBP and establishes target award opportunities for such executives, excluding our CEO, whose employment agreement provides for a target award opportunity of up to 50% of base salary.  For 2010, the Committee modified Mr. Taylor’s target award opportunity to up to 60% of his base salary.  Target award opportunities for our other executives range from 25% to 50% of base salary.

In 2010, 90% of an executive officer’s IBP award was based on achievement of company financial objectives relating to:

•	total revenues;

•	EBITDA; and

•	net income before taxes.

Each of these three components accounts for 30% of the total company financial objective portion of the IBP.  The remaining 10% of an executive officer’s IBP award is based upon individual performance as evaluated by our CEO (except with respect to our CEO whose individual performance is evaluated by the Committee).

Each year, the Committee sets a target level for each component of the company financial objective portion of the IBP.  The payment of awards under the IBP is based upon whether these target levels are achieved for the year.  If we achieve the target levels for all components of the company financial objective portion of the IBP, an executive with a base salary of $100,000 and a target award opportunity of 40% will receive a cash bonus of $40,000, assuming the executive receives the full amount (10%) of the individual performance portion of the IBP.  If we do not achieve the target levels for all of the components, the Committee will decrease the target award opportunity for each executive officer by a percentage of up to 30% for each component in which there is a shortfall.  For instance, if we meet all target levels except the target level for EBITDA, the Committee will decrease the executive’s award opportunity by up to 30%.  With respect to the executive described above, the award opportunity for such executive would be reduced from 40% to as low as 28% (the target bonus of 40% multiplied by 70%), in which case the executive would receive a cash bonus of $28,000, assuming the executive receives the full amount of the individual performance portion of the IBP.

The following table sets forth the bonus financial criteria and target thresholds set by the Committee and compares such thresholds to actual performance achieved and the resulting bonus payout percentages earned in 2010:

2010 Incentive Cash Bonus Program

Bonus Criteria	Base Target	Actual Performance	% of Base Achieved	Base Target Payout
Revenue	$61,390,200	$53,908,130	87.8%	0%
Net Income before Taxes	15,546,100	11,299,637	72.7%	0%
EBITDA	26,777,700	23,422,043	87.5%	0%
Personal Performance	10%	10%	N/A	10%
Total	--	--	--	10%

The following table sets forth the maximum bonus eligibility set by the Committee for 2010 for each of our named executive officers, and based upon the payout percentages noted in the table above, the bonus payout amount earned by each named executive for 2010 under our Incentive Cash Bonus Program:

Name	Title	Base Salary	Max Bonus Eligibility	Max Bonus $	Bonus Payout %	Bonus Payouts
Steve Taylor	Pres/CEO	$316,000	60%	$189,600	10%	$18,960
Earl Wait(1)	VP- Accounting	$135,000	0%	0	0%	$0
Jim Hazlett	VP- Technical Svcs.	$135,000	35%	$47,250		$4,725

(1)	Mr. Wait retired in 2010 and was consequently not eligible for a bonus under the Incentive Cash Bonus Program

As noted in the tables above, actual financial performance for 2010 did not meet any of the three target financial thresholds; thus, 90% of the maximum bonus that could have been earned was not awarded.  However, with respect to the personal performance criteria, the Committee awarded Messrs. Taylor and Hazlett the maximum amount payable under this component, or10% of the maximum bonus amount that could have been earned in 2010.  In addition to the Committee’s non-quantitative evaluation of each executive’s performance, the Committee made this award in recognition of the Company’s (i) maintaining income statement margins in 2010 which exceeded that of competitors, (ii) achieving within 87% of the revenue and EBITDA thresholds set forth in the above table and (iii) achieving approximately $20 million of positive cash flow, all of which was achieved notwithstanding the troubled economic conditions and continued weakness in the natural gas industry.

Long-Term Incentives – Stock Option and Restricted Stock Awards

We consider stock options and restricted stock to be a type of long-term incentive compensation that motivates our executive officers to work toward our long-term growth and allows them to participate in the growth and profitability of Natural Gas Services Group.  We believe that stock options and restricted stock align the interests of our executive officers with our shareholders in that our executive officers will benefit from the options only to the extent that the value of our common stock increases. The number of options and shares of restricted stock granted to an executive officer is based on a subjective determination of an officer’s individual performance and his current contributions and potential for future contributions to the overall performance of Natural Gas Services Group.

Stock Options

All stock options are granted under our 1998 Stock Option Plan, as amended, except one stock option grant was granted outside of the plan in August 2005 to Stephen C. Taylor, our Chief Executive Officer, as an inducement grant under the terms of his employment agreement.  We do not grant discounted options and exercise prices are not based on a formula.  Options granted under our 1998 Stock Option Plan are “at-the-money.”  In other words, the exercise price of the option equals the market price of the underlying stock on the actual date of grant.

Except with respect to an annual option grant required under the employment agreement with Mr. Taylor, the Compensation Committee does not have any specific program or plan with regard to the timing or dating of option grants, except that it has been the Committee’s practice to grant options within thirty days after Natural Gas Services Group’s quarterly or annual earnings releases.  The Committee’s practice as to when options are granted has historically been made at the discretion of the Committee.  Generally, option grants to executives and other employees have been made at the same time.  We have not and do not plan to purposefully time the release of material non-public information for the purpose of affecting the value of executive compensation.

Restricted Stock Awards

In 2009, we adopted the 2009 Restricted Stock/Unit Plan and it went into effect upon its approval by our shareholders at our 2009 annual meeting.  As with our stock option plan, the Compensation Committee does not have any specific program or plan with regard to the timing or dating of restricted stock or unit grants.  However, the Committee’s practice will likely be to grant awards within thirty days after Natural Gas Services Group’s quarterly or annual earnings releases.  We have not and do not plan to purposefully time the release of material non-public information for the purpose of affecting the value of executive compensation.  On January 24, 2011, the Compensation Committee awarded 5,985 shares of restricted common stock to two of our named executive officers as set forth in column (i) of the “Summary Compensation Table” on page 24 and column (i) of the “Grants of Plan-Based Awards for Fiscal 2010” on page 26.  The awards were made in recognition of (i) maintaining income statement margins in 2010 which exceeded that of competitors, (ii) achieving within 2.5% of the 90% revenue and EBITDA thresholds set in the Incentive Cash Bonus Program in 2010 and (iii) achieving approximately $20 million of positive cash flow notwithstanding the troubled economic conditions.

Other Compensation

We maintain a 401(k) retirement plan in which all of our executives and employees are eligible to participate.  We match executive and employee contributions to our 401(k) plan, on an equal percentage basis, with cash contributions.  The Company matching portion is equal to one-half of the employee’s annual contribution up to a maximum of 3% of the employee’s salary. Our matching amounts for our executive officers are included in column (i) of the “Summary Compensation Table” on page 24.

Other than the reductions that can occur with respect to the target award opportunities of our executives under the IBP, we do not have a written policy or formula regarding the adjustment, reduction or recovery of awards or payments if company performance measures are restated or adjusted in a manner that would reduce the award or payment.  However, the Committee does consider compensation realized or potentially realizable from prior compensation awards in setting new types and amounts of compensation, the result of such consideration being varying increases in annual salaries and cash bonuses, with percentage increases in some cases being smaller than previous years.

Employment Agreements

On October 25, 2008, we entered into a new five year written employment agreement with Stephen C. Taylor, our President and Chief Executive Officer. We do not have written employment agreements with any of our other executive officers.  We employed Mr. Taylor in January 2005 and the terms of his employment were governed by a verbal arrangement until August 2005 when we negotiated and entered into a written employment agreement with him which expired on January 13, 2008.

The employment agreement of Mr. Taylor provides for, among other things, base salary, incentive cash bonuses under the IBP, and insurance, medical and other benefits generally available to our other employees.  Mr. Taylor’s employment agreement also contained change of control and severance provisions, as referenced under the caption “Change of Control and Severance Arrangements” below and more particularly described under the caption “Potential Payments Upon Termination or Change of Control” on page 31.  More information regarding the above-referenced employment agreement is provided under the heading “Compensation Agreements with Management” on page 36.

Allocation of Amounts and Types of Compensation

Other than the stock options and restricted stock awards we grant to our executives from time to time and the determinations made by the Committee as to specific target award opportunities under our IBP, the allocation of different amounts and types of compensation has not been a consideration for us.  The Committee has not adopted a specific policy or target for the allocation between amounts or types of compensation.  Since becoming a publicly held company in October 2002, the compensation we have paid to our executive officers has emphasized the use of cash rather than non-cash compensation, although with the adoption of our 2009 Restricted Stock/Unit Plan, we have increased the use of stock awards in our compensation package.  We believe that the use of stock awards in our compensation package will align the interests of our management and employees with our stockholders.  Notwithstanding moderately increasing the use of stock-based compensation, we intend to maintain and continue our practice of having a simplified, but effective and competitive, compensation package.

Assistance of Compensation Consultants

Although the Committee has the authority to retain, at the expense of Natural Gas Services Group, compensation consultants, the Committee has not in the past sought or relied on an outside compensation consultant to evaluate or establish the compensation we pay our executives.  While the Committee believes the executive compensation we pay is fair and generally competitive within the natural gas compression industry, the Committee tends to target pay within approximately 20% of what it believes to be the industry median.  This approach helps ensure that our executive compensation remains reasonable and lessens the need for an outside consultant to validate such compensation.  Our Committee, nevertheless, understands the value of an outside compensation consultant, and in light of our growth over the last five years and the increased level of competition within the natural gas compression industry for attracting and retaining talented executives, may consider retaining a compensation consultant to help the Committee better evaluate our executive compensation.

Change of Control and Severance Arrangements

Our 1998 Stock Option Plan, as amended, and our 2009 Restricted Stock/Unit Plan contains change of control provisions.  In addition, Mr. Taylor’s employment agreement contains change of control and severance provisions.  Information regarding these provisions is provided under the caption “Potential Payments Upon Termination or Change of Control” on page 31.

Stock Ownership/Retention Guidelines

We have not in the past had written guidelines or policy statements that required our executives to maintain specified levels of stock ownership or adhere to specified “holding” practices with regard to our common stock.

Perquisites

We provide limited perquisites to our executives. The primary perquisites include allowing our executives a choice of receiving an automobile allowance or personal use of a company-provided automobile and matching contributions made by Natural Gas Services Group under our 401(k) plan.  Although we provide Mr. Taylor with one club membership, since his use of the club is limited solely for business entertainment, we have not considered it to be a perquisite and have not valued it as such for inclusion in column (i) of the Summary Compensation Table on page 24.

Our executives also participate in the same medical, dental and life insurance plans as other employees.  However, we pay a greater percentage of the premiums for health insurance for our executives than we do for our other employees.

As part of our negotiations with Mr. Taylor relating to his compensation under his employment agreement and as an inducement to Mr. Taylor to join our employment, we agreed to make a cash payment to Mr. Taylor upon his exercise of the stock option granted to him in August 2005 in an amount sufficient to place Mr. Taylor in the same after-tax position he would be in if the income recognized by Mr. Taylor upon his exercise of the stock option were taxed at the then applicable Federal capital gains tax rate.  Mr. Taylor is responsible for all tax due with respect to this cash payment.

Limit on Deductibility of Certain Compensation

Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over $1 million dollars per year have not been a factor in our considerations or recommendations. Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to specified executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. The Committee has not taken the requirements of Section 162(m) into account in designing executive compensation. If the compensation level of any executive officer approaches $1 million for purposes of Section 162(m), the Committee will assess the implications of Section 162(m) and determine what action would be appropriate, which may be influenced by factors other than full tax deductibility.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on its review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2011 Annual Meeting of Shareholders.

Members of the Compensation Committee

William F. Hughes, Jr. (Chairman)
John W. Chisholm
Charles G. Curtis
Gene A. Strasheim

Executive Compensation

The table below sets forth the compensation earned by our CEO, Stephen C. Taylor, and our other named executive officers for services rendered to us for the fiscal years ended December 31, 2008, 2009 and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)	(i)	(j)

Stephen C. Taylor	2010	$316,000	$18,960	$184,778	$380,011	(5)	-		−	$13,082	$915,991
Chairman,	2009	311,269	-	79,000	349,340	(6)	−		−	10,505	750,114
President and Chief	2008	271,250	-	−	51,211	(7)	$70,125	(12)	−	14,029	406,615

Earl R. Wait	2010	135,000	-	−	−		−		−	23,586	159,936
Vice President -	2009	137,308	-	23,625	56,910	(8)	−		−	18,686	236,529
Accounting	2008	124,519	-	−	12,036	(9)	14,875	(12)	−	18,540	169,970

James R. Hazlett	2010	135,000	4,725	21,265	59,824	(10)	−		−	11,795	233,959
Vice President-	2009	137,308	-	23,625	45,753	(11)	−		−	10,633	217,319
Technical Services	2008	124,615	-	−	−		22,313	(12)	−	11,761	158,689

(1)	The amounts in column (e) reflect the grant date fair value of stock granted under our 2009 Restricted Stock/Unit Plan.

(2)
The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2009 and 2010, in accordance with FASB ASC Topic 718, associated with stock option grants under our 1998 Stock Option Plan and the stock option grant to Mr. Taylor under his employment agreement and thus include amounts associated with grants made in 2008 and prior to 2008.  Assumptions used to calculate these amounts are included in footnote 9 to our audited financial statements for the fiscal year ended December 31, 2008, in footnote 9 to our audited financial statements for the fiscal year ended December 31, 2009, and in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2010.

(3)
The amounts in column (g) reflect the cash bonus awards to the named executive officers under our Incentive Cash Bonus Program, which is discussed in further detail on page 16 under the caption “Short-Term Incentives – Incentive Cash Bonus Program.”

(4)
The amounts shown in column (i) include matching contributions made by Natural Gas Services Group to each named executive officer under our 401(k) plan and the aggregate incremental cost to Natural Gas Services Group of perquisites provided to our named executive officers as follows:

Name	Year	Automobile Allowance	Personal Use of Company Provided Automobiles	Additional Incremental Portion of Health Insurance Premiums Paid for Officers Only	401(k) Plan	Total(a)

Stephen C. Taylor	2010	$-	$1,237	$5,220	$6,625	$16,242
	2009	-	1,237	1,559	4,598	10,505
	2008	-	1,237	1,051	6,326	14,029

Earl R. Wait	2010	9,415		9,840	4,331	24,936
	2009	9,346	−	3,740	4,226	18,686
	2008	8,654	−	3,185	4,212	18,540

James R. Hazlett	2010	3,531	−	4,455	3,809	13,145
	2009	−	485	5,589	3,185	10,634
	2008	−	923	5,012	3,334	11,761

Total	2010	$12,946	$1,237	$19,515	$14,765	$54,323
	2009	$9,346	$1,722	$12,999	$14,519	$44,446
	2008	$8,654	$3,597	$12,433	$19,429	$57,232

(a)	The amounts reflected in this column include a nominal cash Christmas Bonus paid to each of the named executive officers in the fiscal years ended December 31, 2008, 2009 and 2010.

(5)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with FASB ASC Topic 718, for (a) 13,333 shares of common stock that vested on January 15, 2010 under the stock option granted to Mr. Taylor on January 15, 2008, (c) 8,333 shares of common stock that vested on September 10, 2010 under the stock option granted to Mr. Taylor on September 10, 2008, (d) 10,000 shares of common stock that vested on January 28, 2011 under the stock option granted to Mr. Taylor on January 28, 2009 and (e) 10,000 shares of common stock that vested on January 18, 2011 under the stock option granted to Mr. Taylor on January 18, 2010.

(6)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009, in accordance with FASB ASC Topic 718, for (a) 7,500 shares of common stock that vested on November 21, 2009 under the stock option granted to Mr. Taylor on November 21, 2006, (b) 13,333 shares of common stock that vested on January 15, 2009 under the stock option granted to Mr. Taylor on January 15, 2008, (c) 8,333 shares of common stock that vested on September 10, 2009 under the stock option granted to Mr. Taylor on September 10, 2008, (d) 10,000 shares of common stock that vested on January 28, 2010 under the stock option granted to Mr. Taylor on January 28, 2009 and (e) 23,852 shares of common stock that vested on March 17, 2010 under the stock option granted to Mr. Taylor on March 17, 2009.

(7)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FASB ASC Topic 718, for 7,500 shares of common stock that vested on November 21, 2008 under the stock option granted to Mr. Taylor on November 21, 2006 under our 1998 Stock Option Plan.

(8)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009, in accordance with FASB ASC Topic 718, for: (a) 1,666 shares of common stock that vested on November 21, 2009 under the stock option granted to Mr. Wait on November 21, 2006, (b) 11,384 shares of common stock that vested on March 17, 2010 under the stock option granted to Mr. Wait on March 17, 2009, and (c) 3,333 shares of common stock that vested on December 9, 2010 under the stock option granted to Mr. Wait on December 9, 2009.

(9)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FASB ASC Topic 718, for 1,666 shares of common stock that vested on November 21, 2008 under the stock option granted to Mr. Wait on November 21, 2006 under our 1998 Stock Option Plan.

(10)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009, in accordance with FASB ASC Topic 718, for: (a) 1,334 shares of common stock that vested on September 10, 2011 under the stock option granted to Mr. Hazlett on September 10, 2008, and (b) 3,333 shares of common stock that vested on December 9, 2010 under the stock option granted to Mr. Hazlett on December 9, 2009.

(11)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009, in accordance with FASB ASC Topic 718, for: (a) 1,334 shares of common stock that vested on September 10, 2010 under the stock option granted to Mr. Hazlett on September 10, 2008, (b) 7,589 shares of common stock that vested on March 17, 2010 under the stock option granted to Mr. Hazlett on March 17, 2009 and (c) 3,333 shares of common stock that vested on December 9, 2010 under the stock option granted to Mr. Hazlett on December 9, 2009.

(12)
In March 2009, we elected to pay a portion of the 2008 earned cash bonus in stock options rather than cash.  Each executive officer was required to take at least 25% of his bonus in options.  Furthermore, each officer could elect to take all or part of the remaining 75% of the cash bonus in options.  The exercise price per share for all options was equal to the fair market value of our common stock on the date of grant.  The amount taken in options for each named officer is as follows:

•
Mr. Taylor:  In lieu of $46,750 of his 2008 cash bonus included in column (g) in the table above, Mr. Taylor was granted a stock option to purchase 23,852 shares at an exercise price of $7.84 per share;

•
Mr. Wait:  In lieu of $22,313 of his 2008 cash bonus included in column (g) in the table above, Mr. Wait was granted a stock option to purchase 11,384 shares at an exercise price of $7.84 per share; and

•
Mr. Hazlett:  In lieu of $14,875 of his 2008 cash bonus included in column (g) in the table above, Mr. Hazlett was granted a stock option to purchase 7,589 shares at an exercise price of $7.84 per share.

Grants of Plan Based Awards

The table below sets forth the estimated future payouts under non-equity incentive plan awards and stock option awards granted and the grant date fair value of the stock option awards.

Grants of Plan-Based Awards for Fiscal 2010
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Stephen C. Taylor	1/18/10	−	−	−	−	−	−		30,000	$19.90	$260,279
	1/18/10	−	−	−	−	−	−	5,000			99,450
	1/24/11	−	−	−	−	−	−	4,791			85,328

James R. Hazlett	1/24/11	−	−	−	−	−	−		10,000	17.81	101,437
	1/24/11	−	−	−	−	−	−	1,194			21,265

(1)
None of the performance goals were met in 2010 under our Incentive Cash Bonus Program, or the “IBP”.  Thus, there were no payouts to be made under the IBP for 2010.  More information regarding the IBP and the calculation of awards is provided below and under the caption “Short-Term Incentives – Incentive Cash Bonus Program” on page 19.

(2)	The information shown in this column reflects awards of restricted stock earned in 2010 by certain of our officers pursuant to our 2009 Restricted Stock/Unit Plan.

Incentive Cash Bonus Program

Our Incentive Cash Bonus Program or, the “IBP,” provides for annual non-equity incentive based compensation in the form of cash bonuses to our executive officers.  Our Compensation Committee administers and determines from year to year the executives that are eligible to participate in the IBP.  The Committee establishes target award opportunities for the executives eligible to participate in the plan.  These target award opportunities are expressed as a percentage of an executive’s base salary.  An executive’s target award opportunity is the maximum cash bonus an executive is eligible to receive in any one year under the IBP.

The Committee establishes annual target levels for Natural Gas Services Group’s total revenues, EBITDA and net income before taxes and assigns a weight of 30% to each of these components.  The executive’s individual performance is assigned a weight of 10%.  If during the year Natural Gas Services Group achieves all of the target levels established by the Committee for total revenues, EBITDA and net income before taxes, and it is determined by the Committee that an executive is entitled to the full 10% weight assigned to individual performance, the executive is entitled to receive the maximum cash bonus amount for the executive for that year.  If any one of the target levels is not met or it is determined that an executive is not entitled to the full 10% weight assigned to individual performance, the cash bonus award for the executive is reduced accordingly.  More information regarding the IBP and the calculation of awards is provided under the caption “Short-Term Incentives – Incentive Cash Bonus Program” on page 19.

1998 Stock Option Plan

Our 1998 Stock Option Plan provides for the issuance of stock options to purchase up to 750,000 shares of our common stock.  The purpose of this plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide long-term incentives to employees and consultants and to promote the long-term growth and success of our business.  The plan is administered by the Compensation Committee of the Board of Directors.  At its discretion, the Compensation Committee determines the persons to whom stock options may be granted and the terms upon which options will be granted.  In addition, the Compensation Committee may interpret the plan and may adopt, amend and rescind rules and regulations for its administration.  Option awards are generally granted with an exercise price equal to the closing price of our common stock at the date of grant and generally vest based on three years of continuous service and have ten-year contractual terms.

As of December 31, 2010, stock options to purchase a total of 423,206 shares of our common stock were outstanding under the 1998 Stock Option Plan, which includes 30,000 shares underlying stock options granted on March 18, 2009 to our six non-employee directors under the compensation arrangements described under the caption “Compensation of Directors” on page 33.

One additional stock option grant to purchase 45,000 shares of common stock was also outstanding at December 31, 2009, although the option was not granted under the 1998 Stock Option Plan.  This freestanding option was granted on August 26, 2005 without shareholder approval in connection with the employment of Stephen C. Taylor, our President and Chief Executive Officer.

A total of 293,357 shares of common stock were available at December 31, 2010 for future grants of stock options under the 1998 Stock Option Plan. Since the beginning of 2011, we have issued options for 27,000 shares of common stock which has left 266,357 shares available under the 1998 Stock Option Plan as of the date of this proxy statement.

2009 Restricted Stock/Unit Plan

The purpose of our 2009 Restricted Stock/Unit Plan (the “2009 Plan”) is to retain our employees and directors having experience and ability, to attract new employees and directors whose services are considered valuable, to encourage the sense of proprietorship, and to stimulate the active interest of such persons in our development and financial success. We believe that grants of restricted stock and restricted stock units are an increasingly important means to retain and compensate employees and directors.

General Description

Shares Reserved for Issuance under the 2009 Plan.  A total of 300,000 shares of our common stock are reserved for issuance under the 2009 Plan. The number of shares of our common stock available under the 2009 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in our common stock or capital structure.

Administration.  The Plan is administered by the plan administrator, defined as one or more committees the Company designates consisting of independent directors.  The draft of the Plan appoints our Compensation Committee as the administrator (the “Committee”).

Generally, the Committee has the authority, in its discretion, (a) to select officers, directors and employees to whom awards may be granted from time to time, (b) to determine whether and to what extent, awards are granted, (c) to determine the number of shares of our common stock, or the amount of other consideration to be covered by each award, (d) to approve award agreements for use under the Plan, (e) to determine the terms and conditions of any award (including the vesting schedule applicable to the award), (f) to amend the terms of any outstanding award granted under the Plan, (g) to construe and interpret the terms of the Plan and awards granted, and (h) to take such other action not inconsistent with the terms of the Plan, as the Committee deems appropriate.

Types of Awards; Eligibility.  Awards of restricted stock and restricted stock units (RSUs) may be granted under the Plan. Awards of restricted stock are shares of our common stock that are awarded subject to such restrictions on transfer as the Committee may establish. Awards of RSUs are units valued by reference to shares of common stock that entitle a participant to receive, upon the settlement of the unit, one share of our common stock for each unit. Awards may be granted to our officers, directors and employees and our related entities, if any. Each award granted under the Plan shall be designated in an award agreement.

Terms and Vesting of Awards.  As noted above, the Committee determines the terms and conditions of each award granted to a participant, including the restrictions applicable to shares underlying awards of restricted stock and the dates these restrictions lapse and the award vests, as well as the vesting and settlement terms applicable to RSUs. When an award vests, we deliver to the participant a certificate for the number of shares without any legend or restrictions (except as necessary to comply with applicable state and federal securities laws.)

In addition to time-based vesting requirements, the Committee is also authorized to establish performance goals in order for awards to vest.  For instance, quantitative performance standards, including, financial measurements such as (a) increase in share price, (b) earnings per share, (c) total shareholder return, (d) operating margin, (e) gross margin, (f) return on equity, (g) return on assets, (h) net operating income, (i) pre-tax profit, (j) cash flow, (k) revenue, (l) expenses, (m) EBITDA, and (n) numbers of customers for various services and products offered by us, or other performance goal requirements may be adopted by the Committee and set forth in the particular restricted stock or RSU agreement which must be met in order for shares to vest.

Termination of Service.  Unless otherwise set forth in an individual award agreement, the Plan and forms of award agreements provide that in the event a participant’s continuous service with us terminates as a result of death, disability or retirement (an “Acceleration Event”), unvested shares or RSUs at the time of termination due to an Acceleration Event will immediately become vested, but only to the extent that such unvested shares or RSUs would have vested within the 12 months following the Acceleration Event.  However, the Committee may revise this default provision on an individual basis as it deems advisable.  For example, the Committee could elect to accelerate vesting for all unvested shares and/or RSUs upon the occurrence of an Acceleration Event, or conversely provide that all unvested shares and/or RSUs are forfeited upon the occurrence of an Acceleration Event.  In the case of a termination of service other than by an Acceleration Event, any unvested shares of RSUs will immediately become null and void, except that with respect to Restricted Stock awards, the Board of Directors may vest any or all unvested shares in its discretion in the case of any termination of service.

In addition, subject to revision by the Committee, the default provisions of the Plan and form of award agreements provide that a Change of Control triggers accelerated vesting of all shares or units.  Under the 2009 Plan, a Change in Control Event is generally defined as:

•	a complete liquidation or dissolution;

•	acquisition of 50% or more of our stock by any individual or entity including by tender offer or a reverse merger;

•	a merger or consolidation in which we are not the surviving entity; or

•
during any period not longer than 12 consecutive months, members of the Board who at the beginning of such period cease to constitute at least a majority of the Board, unless the election, or the nomination for election of each new Board member, was approved by a vote of at least 3/4 of the Board members then still in office who were Board members at the beginning of such period.

Restricted Stock.  Under an award of restricted stock, we issue shares of our common stock in the participant’s name; however, the participant’s rights in the stock are restricted until the shares vest.  If the vesting requirements are not met prior to the end of the vesting period, the shares are forfeited.    In connection with an award of restricted stock, since actual shares are issued and outstanding, the participant is legally entitled to vote the shares and receive any dividends declared and paid on our common stock prior to the satisfaction of the vesting requirements.  However, as discussed above, Participants who hold unvested restricted stock may not sell, assign or transfer such shares until they have vested.

Restricted Stock Units.  Like a restricted stock award, a restricted stock unit is a grant valued in terms of our common stock. Unlike a restricted stock award, none of our common stock is issued at the time the RSU award is granted.  Instead, the award is a mere promise to deliver shares of our common stock upon satisfaction of the vesting requirements.  Upon satisfaction of the vesting requirements of the award, we then issue and deliver the number of shares subject to the award.  If the vesting requirements are not satisfied prior to the end of the vesting period, the units expire and no shares are issued.  Since shares of our common stock are not issued in connection with RSUs until such time as the vesting conditions have been satisfied, participants in the Plan who receive awards of RSUs will not have any voting rights and will not be entitled to dividends until such time as the units vest and shares of our common stock are issued.

Amendment, Suspension or Termination of the Plan.  We may at any time amend, suspend or terminate the Plan. The Plan will be for a term of ten (10) years unless sooner terminated. Awards may be granted under the Plan upon it becoming effective, but awards granted prior to obtaining shareholder approval will be rescinded if the shareholders do not approve the Plan.  We may amend the Plan subject to compliance with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, and the rules of the NYSE (or such other stock exchange as our common stock may be traded upon at the time.)

Change in Capitalization.  Subject to any required action by our shareholders, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2009 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of: (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting our common stock; (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us; or (iii) any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration.” Except as the Committee determines, no issuance by us of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of shares of common stock subject to an award.

As of April 15, 2011, we had issued 37,543 shares of restricted stock under the 2009 Plan, of which all shares remained under vesting restrictions at such date.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information about stock options outstanding as of December 31, 2010 and held by our CEO, Stephen C. Taylor, and each other named executive officer.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Stephen C.	45,000	−		−	$9.22	8/26/2015	−	−	−	−
Taylor	15,000	−		−	$14.22	11/21/2016	−	−	−	−
	26,667	13,333	(1)	−	$20.06	01/15/2018	−	−	−	−
	16,667	8,333	(2)	−	$17.51	09/10/2018	−	−	−	−
	10,000	20,000	(3)	−	$9.95	01/28/2019	−	−	−	−
	23,852	−		−	$7.84	03/17/2019	−	−	−	−
	−	30,000		−	$19.90	01/18/2020	−	−	−	−

Earl R. Wait	5,000	−		−	$14.22	12/30/2011	−	−	−	−
	11,384	−		−	$7.84	12/30/2011	−	−	−	−
	10,000	−			$17.74	12/30/2011	−	−	−	−

James R. Hazlett	3,333	1,667	(4)	−	$17.51	09/10/2018	−	−	−	−
	3,333	6,667	(5)	−	$17.74	12/09/2019	−	−	−	−

(1)	Under the stock option granted to Mr. Taylor in January 2008, 26,667 of these shares are currently exercisable and the remaining 13,333 shares became exercisable on January 15, 2011.

(2)	Under this stock option granted to Mr. Taylor in September 2008, 16,667 of these shares are currently exercisable and the remaining 8,333 shares will become exercisable on September 10, 2011.

(3)
Under this stock option granted to Mr. Taylor in January 2009, 10,000 of these shares became exercisable on January 28, 2010, an additional 10,000 shares became exercisable on January 28, 2011 and the remainder will become exercisable on January 28, 2012.

(4)	Under this stock option granted to Mr. Hazlett in September 2008, 3,333 of these shares are currently exercisable and the remaining 1,667 shares will become exercisable on September 10, 2011.

(5)
Under this stock option granted to Mr. Hazlett on December 9, 2009, 3,333 of these shares are currently exercisable and the remaining 6,667 shares will become exercisable in equal installments on December 9, 2011 and 2012.

Option Exercises and Stock Vested in 2010

In the table below, we show certain information about (i) the number of shares of common stock acquired upon exercise of stock options by each of the named executive officers in 2010 and the value realized on exercise of the stock options and (ii) stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)

Stephen C. Taylor	−	−	−	−

Earl R. Wait	9,000	$148,230	1,227	$23,620

James R. Hazlett	7,589	74,372	−	−

Potential Payments Upon Termination or Change of Control

Our 1998 Stock Option Plan and 2009 Restricted Stock/Unit Plan contains “change of control” provisions. These provisions are designed to provide some assurance that we will be able to rely upon each executive’s services and advice as to the best interests of Natural Gas Services Group and our shareholders without concern that the executive might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control and to promote continuity of our executive team.

Under our stock option plan, the Committee may adjust the stock options held by our executives upon the occurrence of a change of control. With this authority, the Committee may in its discretion elect to accelerate the vesting of any stock options that were not fully vested and allow for the exercise of such options as to all shares of stock subject thereto.

Likewise, under our 2009 Restricted Stock/Unit Plan, a change in control will accelerate the vesting of all awards under the plan unless the Committee has provided otherwise in a particular award under the plan.  In addition, upon death, disability or retirement, any vesting or other restrictions on the restricted stock awards will accelerate or lapse such that all shares underlying a restricted stock award will become unencumbered.

As noted in the tables above and summarized below, our named executive officers have stock options and restricted stock awards which are subject to certain vesting requirements.

At December 31, 2010, Mr. Taylor had unvested options and restricted stock awards which were subject to forfeiture as follows:

•	option to purchase 26,667 shares of common stock with an exercise price of $20.06 per share;
•	option to purchase 8,333 shares of common stock with an exercise price of $17.51 per share;
•	option to purchase 20,000 shares of common stock with an exercise price of $9.95 per share;
•	option to purchase 30,000 shares of common stock with an exercise price of $19.90 per share; and
•	restricted stock award for 9,104 shares of commons stock.

At December 31, 2010, Mr. Hazlett had unvested options and restricted stock awards which were subject to forfeiture as follows:

•	option to purchase 1,667 shares of common stock with an exercise price of $17.51 per share;
•	option to purchase 6,667 shares of common stock with an exercise price of $17.74 per share; and
•	restricted stock award for 1,227 shares of common stock.

Each of these options and restricted stock awards could have become fully exercisable or unrestricted on December 31, 2010 assuming a change of control were to have occurred on that date.  In addition, the restricted stock awards would have been issued without restrictions on December 31, 2010, assuming the named executive officer had died, became disabled or retired.  The closing price of our common stock on December 31, 2010, was $18.91 per share.  Accordingly, on December 31, 2010, assuming the vesting of the options had been accelerated by the Compensation Committee, there was potential for Messrs. Taylor and Hazlett to realize an immediate value upon exercise of the options which were exercisable at less than $18.91 per share.  As a result, there was a potential for our named those two executive officers to realize immediate value upon the accelerated vesting of those options as follows:  Mr. Taylor -- $190,866 and Mr. Hazlett -- $10,134.  In addition, had there been a change in control event or had the named executive officer died, became disabled or retired on December 31, 2010, the vesting terms of the restricted stock awards would have lapsed and the shares would have become unrestricted.  As a result, there was a potential for Messrs.  Taylor and Hazlett to realize immediate value upon the lapse of restrictions on restricted stock awards as follows:  Mr. Taylor -- $172,157 and Mr. Hazlett -- $23,203.

At December 31, 2010, Earl R. Wait, our Vice President – Accounting and Principal Accounting Officer, retired on December 31, 2010.  Accordingly, Mr. Wait’s unvested option to purchase 6,667 shares of common stock at $17.74 became vested and his restricted stock award of 1,227 shares of common stock became unrestricted.

As described under “Compensation Agreements with Management” on page 36, we entered into a new written employment agreement with Stephen C. Taylor, President, CEO and Chairman of the Board in October 2008.  Under the employment agreement, Mr. Taylor is eligible for certain benefits in connection with a change in control.  These provisions were included in Mr. Taylor’s initial employment agreement with us and were continued in his current agreement as part of our negotiations with Mr. Taylor as to the terms of his employment and as an inducement for him to continue his employ with our company.  The change of control and severance provisions were designed to promote stability and continuity with respect to Mr. Taylor’s employment as our CEO and President.

Mr. Taylor’s employment agreement provides that he is entitled to certain severance benefits if his employment was terminated as the result of a “fundamental change” or for any other reason, but excluding the following:

•	for “cause”;

•
the mental or physical incapacity or inability of Mr. Taylor to perform his duties for a period of 120 or more consecutive days or for multiple periods totaling 180 or more days during any twelve-month period;

•	the death of Mr. Taylor; or

•	the voluntary retirement or resignation of Mr. Taylor.

Generally, a “fundamental change” is defined in Mr. Taylor’s employment agreement as the occurrence of any of the following:

•	our dissolution, merger or consolidation;

•	the sale of all or substantially all of our assets;

•
the recapitalization or any other type of transaction which resulted in 51% or more of our common stock being changed into, or exchanged for, different securities of ours, or other securities in other entities; or

•	any change in the duties, functions, responsibilities or authority of Mr. Taylor or any decrease in his base salary.

The severance benefits provided to Mr. Taylor upon the occurrence of a fundamental change include:

•
a single lump sum cash payment equal to the amount owed through the remaining term of the employment agreement (but not less than 300% of his annual base salary in effect on the date of termination of his employment);

•	immediate vesting of all unvested stock options or other equity awards;

•	continued health care and insurance benefits and premium payments for a period of 36 months from the date of termination;

•
the sum of (i) all bonus or incentive compensation amounts not yet paid but due and owing at the time of termination of employment, and (ii) any bonus or incentive compensation amounts which would have been payable to Mr. Taylor under the employment agreement calculated in a manner as if Mr. Taylor had remained employed by us during the remaining term of the agreement and earned the maximum award level possible; provided, however, that such amount due under item (ii) shall not be less than 300% of the annual bonus or incentive compensation amount that would have been due in the year of termination (once again calculated in a manner as if Mr. Taylor had remained employed by us for the remainder of the year and earned the maximum award level possible); and

•
immediate vesting of stock options (or other equity awards) and any other compensation or incentive plans that Mr. Taylor contributed to at the date of termination, except to the extent covered by the benefits listed above.

The table below shows the potential payments to Mr. Taylor under (i) the change of control and severance provisions contained in his employment agreement, (ii) stock options, and (iii) the restricted stock awards.  The potential payments are based on Mr. Taylor’s salary level and compensation package as of December 31, 2010, and the assumption that the change of control or severance event occurred on December 31, 2010.

Chief Executive Officer Potential Payments Table

Potential Payments and other Benefits upon a Change of Control or Severance	Fundamental Change		Termination Upon Fundamental Change	Voluntary Resignation or Retirement		Death		Incapacity or Inability to Perform Duties		Termination for Cause		Termination Without Cause

Compensation:

Salary	$	−	$948,000	$	−	$	−	$	−	$	−	$948,000

Short-Term Incentive:
Compensation-Cash
Bonus Under IBP		−	566,166		−		−		−		−	566,166

Long-Term Incentive:
Stock Options		190,866	190,866		190,866		190,866		190,866		190,866	190,866
Restricted Stock Award		262,754	262,754		262,754		262,754		262,754		−	−

Benefits:

401(k) Plan		−	728		−		−		−		−	−

Medical Benefits		−	15,660		−		−		−		−	−

Life Insurance Benefits		−	596		−		−		−		−	−

Other		−	−		−		−		−		−

Total		$453,620	$1,984,770		$453,620		$453,620		$453,620		$190,866	$1,705,032

Compensation of Directors

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors.  In setting compensation for our Directors, we consider the substantial amount of time that Directors expend in fulfilling their duties to us and our shareholders, as well as the skill-sets required to fulfill these duties.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee Directors during the fiscal years ended December 31, 2010, 2009 and 2008.

Name	Year	Fees Earned Or Paid ($)(1)		Stock Awards ($)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)		(b)		(c)	(d)	(e)	(f)	(g)	(h)

Charles G. Curtis	2010	$15,000			$29,618				$44,618
	2009	18,750		−	10,486	−	−	−	29,236
	2008	11,250			23,025				34,275

Gene A. Strasheim	2010	20,000			29,618				49,618
	2009	25,000	(4)	−	10,486	−	−	−	35,486
	2008	15,000	(4)		23,025				38,025

William F. Hughes	2010	15,000			29,618				44,618
	2009	18,750		−	10,486	−	−	−	29,236
	2008	11,250			23,025				34,275

Richard L. Yadon	2010	15,000			29,618				44,618
	2009	18,750		−	10,486	−	−	−	29,236
	2008	11,250			23,025				34,275

Alan A. Baker(5)	2010	7,500			7,404				14,904
	2009	18,750		−	10,486	−	−	−	29,236
	2008	11,250			23,025				34,275

John W. Chisholm	2010	15,000			29,618				44,618
	2009	18,750		−	10,486	−	−	−	29,236
	2008	11,250			23,025				34,275

(1)
Our non-employee Directors are paid a quarterly cash fee for their attendance at each meeting of our Board of Directors.  The cash fee payable to our non-employee Directors is $3,750 per quarter.  Each of our non-employee Directors received a cash fee payment of $3,750 for the four quarters in 2010, totaling $15,000.

(2)
On March 13, 2010, each of our non-employee Directors was granted a stock option to purchase 5,000 shares of common stock at an exercise price of $16.74 per share, the closing price of our common stock on March 18, 2009.  On March 18, 2009, each of our non-employee Directors was granted a stock option to purchase 2,500 shares of common stock at an exercise price of $8.00 per share, the closing price of our common stock on March 18, 2009.  On December  31, 2007, (for 2008) each of our non-employee Directors was granted a stock option to purchase 2,500 shares of common stock at an exercise price of $19.61 per share, the closing price of our common stock on December 31, 2007.  These stock options were granted under our 1998 Stock Option Plan.  The stock options vest in quarterly increments throughout the year granted and, upon vesting, remain exercisable for ten years from the date of grant.

(3)
The amounts set forth in column (d) represent the dollar amounts we recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718 with respect to the stock options granted to our non-employee Directors.  The grant date fair value, as calculated in accordance with FASB ASC Topic 718, for the stock options granted to our non-employee Directors in 2009 was $10,486 for each option grant.

(4)	Mr. Strasheim served as the Chairman of the Audit Committee in the years shown in the table, and as a result, he received an additional cash fee of $5,000.

(5)           Mr. Baker retired during 2010.

Cash Compensation Paid to Directors

We pay our non-employee Directors a quarterly cash fee for their attendance at each meeting of our Board of Directors.  In 2010, the cash fee payable to our non-employee Directors is $3,750 per quarter.  In addition, the Chairman of the Audit Committee was entitled to an additional quarterly cash fee in the amount of $1,250.  In 2011, the quarterly cash fee for attendance at each meeting of our Board of Directors is $5,000.  In addition, the Chairman of the Audit and Compensation Committee are entitled to an additional quarterly cash fee in the amount 33% of their base cash fee.

Equity Based Compensation Paid to Directors

Prior to 2010 each non-employee Director received an annual stock option award covering 2,500 shares of our common stock for their services as a Director.  In 2010, each Director received a stock option award covering 5,000 shares of common stock.  The options granted to our non-employee Directors are granted under our 1998 Stock Option Plan.  The options typically vest in 25% increments each calendar quarter in the year granted and, upon vesting, remain exercisable for a term of 10 years from the date of grant, subject to earlier termination upon the occurrence of certain events.  The options issued to our non-employee Directors have an exercise price equal to the closing price of our common stock on the date of grant.

Beginning in 2011, our Board of Directors revised the equity-based component of the Board’s compensation.  The Board of Directors has terminated the annual stock option award and in its place, each Director will receive a grant of 2,500 shares of restricted shares of Company common stock.  The restricted shares will be subject to vesting whereby no shares will vest during the first year, and then upon the first anniversary date of the award, one-fourth of the shares will vest every three months so that all restricted shares will have vested on the second anniversary date of the grant of the award.

Directors who are our employees do not receive any compensation for their services as Directors.

Other

All Directors are reimbursed for their expenses incurred in connection with attending meetings.

We provide liability insurance for our Directors and officers.  The cost of this coverage for 2010 was approximately $66,205.

We do not offer non-employee Directors travel accident insurance, life insurance or a pension or retirement plan.

Compensation Agreements with Management

On October 25, 2008, we entered into a new five year employment agreement with Stephen C. Taylor, our President, CEO and Chairman of the Board.  We initially employed Mr. Taylor in January 2005.  The 2008 employment agreement provides for, among other things:

•	an annual base salary which is reviewed each year by our Compensation Committee and has been set at $363,000 for 2011;

•
an annual bonus as a percentage of Mr. Taylor’s annual base salary based upon and subject to parameters established by our Board of Directors or Compensation Committee, which was set at 60% of his base salary for 2010;

•	an award to Mr. Taylor of stock options exercisable to acquire a minimum of 30,000 shares of common stock, or equivalent equity awards, each year on the anniversary of his employment; and

•	participation in health and other plans generally offered to our employees.

The agreement contains provisions restricting the use of confidential information, requiring that business opportunities and intellectual property developed by Mr. Taylor become our property; and a limited two-year non-compete clause following the date he ceases to be employed by us.

The agreement is subject to termination upon (i) certain fundamental changes (such as a merger or our dissolution, sale of substantially all of our assets, certain reorganizations, or demotion without cause); (ii) the death or mental or physical incapacity of Mr. Taylor or inability of Mr. Taylor to perform the services he has been hired to provide; (iii) the voluntary resignation or retirement of Mr. Taylor; or (iv) the termination of Mr. Taylor’s employment for cause within the meaning of the agreement.  The employment agreement also provides that he is entitled to certain severance benefits if his employment is terminated as the result of a fundamental change or for any other reason, but excluding the following (unless otherwise authorized by our Board of Directors):

•	for cause;

•
the mental or physical incapacity or inability of Mr. Taylor to perform his duties for a period of 120 or more consecutive days or for multiple periods totaling 180 or more days during any twelve-month period;

•	the death of Mr. Taylor; or

•	the voluntary retirement or resignation of Mr. Taylor.

The severance benefits provided to Mr. Taylor upon the occurrence of a fundamental change include:

•
a single lump sum cash payment equal to the amount owed through the remaining term of the employment agreement (but not less than 300% of his annual base salary in effect on the date of termination of his employment);

•	immediate vesting of all unvested stock options or other equity awards;

•	continued health care and insurance benefits and premium payments for a period of 36 months from the date of termination;

•
the sum of (i) all bonus or incentive compensation amounts not yet paid but due and owing at the time of termination of employment, and (ii) any bonus or incentive compensation amounts which would have been payable to Mr. Taylor under the employment agreement calculated in a manner as if Mr. Taylor had remained employed by the Company during the remaining term of the agreement and earned the maximum award level possible; provided, however, that such amount due under item (ii) shall not be less than 300% of the annual bonus or incentive compensation amount that would have been due in the year of termination (once again calculated in a manner as if Mr. Taylor had remained employed by the Company for the remainder of the year and earned the maximum award level possible); and

•
immediate vesting of stock options (or other equity awards) and any other compensation or incentive plans that Mr. Taylor contributed to at the date of termination, except to the extent covered by the benefits listed above.

We do not have any written employment agreements with our other executive officers.

Limitation on Directors’ and Officers’ Liability

Our Articles of Incorporation provide our Directors and officers with certain limitations on liability to us or any of our shareholders for damages for breach of fiduciary duty as a Director or officer involving certain acts or omissions of any such Director or officer.

This limitation on liability may have the effect of reducing the likelihood of derivative litigation against Directors and officers and may discourage or deter shareholders or management from bringing a lawsuit against Directors and officers for breach of their duty of care even though such an action, if successful, might otherwise have benefited our shareholders and us.

Our Articles of Incorporation and bylaws provide certain indemnification privileges to our Directors, employees, agents and officers against liabilities incurred in legal proceedings.  Also, our Directors, employees, agents or officers who are successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, are entitled to receive indemnification against expenses, including attorneys’ fees, incurred in connection with the proceeding.

We are not aware of any pending litigation or proceeding involving any of our Directors, officers, employees or agents as to which indemnification is being or may be sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any of our Directors, officers, employees or agents.

Even though we maintain Directors’ and officers’ liability insurance, the indemnification provisions contained in our Articles of Incorporation and bylaws remain in place.

Procedures for Reviewing Certain Transactions

On March 7, 2007, we adopted a written policy for the review, approval or ratification of related party transactions. All of our officers, Directors and employees are subject to the policy. Under this policy, the Audit Committee will review all related party transactions for potential conflict of interest situations. Generally, our policy defines a “related party transaction” as a transaction in which we are a participant and in which a related party has an interest. A “related party” is:

•	any of our Directors, officers or employees or a nominee to become a Director;

•	an owner of more than 5% of our outstanding common stock;

•	certain family members of any of the above persons; and

•	any entity in which any of the above persons is employed or is a partner or principal or in which such person has a 5% or greater ownership interest.

Approval Procedures

Before entering into a related party transaction, the related party or our department responsible for the potential transaction must notify the CEO or the Audit Committee of the facts and circumstances of the proposed transaction.  If the amount involved is equal to or less than $100,000, the proposed transaction will be submitted to the CEO.  If the amount involved exceeds $100,000, the proposed transaction will be submitted to the Audit Committee.  Matters to be submitted will include:

•	the related party’s relationship to us and interest in the transaction;

•	the material terms of the proposed transaction;

•	the benefits to us of the proposed transaction;

•	the availability of other sources of comparable properties or services; and

•	whether the proposed transaction is on terms comparable to terms available to an unrelated third party or to employees generally.

The CEO or the Audit Committee, as applicable, will then consider all of the relevant facts and circumstances available, including the matters described above and, if applicable, the impact on a director’s independence.  Neither the CEO nor any member of the Audit Committee is permitted to participate in any review, consideration or approval of any related party transaction if such person or any of his or her immediate family members is the related party. After review, the CEO or the Audit Committee, as applicable, may approve, modify or disapprove the proposed transaction. Only those related party transactions that are in, or are not inconsistent with, our best interests and that of our shareholders will be approved.

Ratification Procedures

If one of our officers or Directors becomes aware of a related party transaction that has not been previously approved or ratified by the CEO or the Audit Committee then, if the transaction is pending or ongoing, the transaction must be submitted, based on the amount involved, to either the CEO or the Audit Committee and the CEO or the Audit Committee will consider the matters described above. Based on the conclusions reached, the CEO or the Audit Committee, as applicable, will evaluate all options, including ratification, amendment or termination of the related party transaction. If the transaction is completed, the CEO or the Audit Committee will evaluate the transaction, taking into account the same factors as described above, to determine if rescission of the transaction or any disciplinary action is appropriate, and will request that we evaluate our controls and procedures to determine the reason the transaction was not submitted to the CEO or the Audit Committee for prior approval and whether any changes to the procedures are recommended.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

For purposes of the following tables, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person has the right to acquire within 60 days.

The following table indicates the beneficial ownership of our common stock as of April 15, 2011 by: (1) each of our current directors and nominees for election; (2) our chief executive officer, principal accounting officer and our other named executive officers (as defined in Item 402(a)(3) of Regulation S-K) (together as a group, the " Named Executive Officers "); and (3) all of our current directors, nominees and executive officers as a group, based on our records and data supplied by each of the current directors, nominees and executive officers.

Name of Beneficial Owner and Position	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors & Nominees Who Are Not Named Executive Officers

John W. Chisholm	15,833(2)	*
Current Director and Director Nominee

Charles G. Curtis	79,690(3)	*
Current Director and Director Nominee

William F. Hughes, Jr.	195,334(4)	1.60%
Current Director

Kenneth V. Huseman	--	--
Director Nominee

Gene A. Strasheim	26,834(5)	*
Current Director and Director Nominee

Richard L. Yadon	204,500(6)	1.68%
Current Director

Named Executive Officers

Stephen C. Taylor	205,414(7)	1.66%
Chief Executive Officer, Current Director & Director Nominee

James R. Hazlett	41,677(8)	*
Vice President – Technical Services

All Directors (and nominees) and executive officers as a group (8 persons)	769,282(9)	6.18%

*       Less than one percent.

(1)
The number of shares listed includes all shares of common stock owned by, or which may be acquired within 60 days of April 15, 2011 upon exercise of warrants and options held by the shareholder (or group). Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers. As of April 15, 2011, none of the shares of common stock owned by our officers and Directors had been pledged as collateral to secure repayment of loans.

(2)	Includes 13,333 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(3)	Includes 23,333 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(4)
Includes 170,500 shares of common stock indirectly owned by Mr. Hughes through the William and Cheryl Hughes Family Trust and 20,834 shares that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.  Mr. and Mrs. Hughes are co-trustees of the William and Cheryl Hughes Family Trust and have shared voting and investment powers with respect to the shares held by the trust.  Mr. and Mrs. Hughes are beneficiaries of the trust along with their two children.

(5)	Includes 18,334 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(6)	Includes 5,000 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(7)	Includes 170,509 shares of common stock that may be acquired upon exercise of stock options granted to Mr. Taylor as an inducement for his employment and under our 1998 Stock Option Plan.

(8)	Includes 11,667 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(9)	Includes 263,020 shares of common stock that may be acquired upon exercise of stock options.

The following table sets forth information as of April 15, 2011 regarding the beneficial owners of more than five percent of the outstanding shares of our Common Stock. To our knowledge, there are no beneficial owners of more than five percent of the outstanding shares of our Common Stock as of April 15, 2011 other than those set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Blackrock, Inc.	738,532(1)	6.05%
40 East 52nd Street
New York, New York 10022

FMR LLC	973,761(2)	7.98%
82 Devonshire Street
Boston, Massachusetts 02109

Keeley Asset Management Corp.	1,432,500(3)	11.74%
401 South LaSalle Street
Chicago, Illinois 60605

Neuberger Berman Group LLC	1,477,043(4)	12.11%
605 Third Avenue
New York, New York 10158

Dimensional Fund Advisors	691,549(5)	5.67%
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746

(1)
As reported in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2011.  Blackrock, Inc. has the sole voting and dispositive power over the shares reported in the table above.

(2)
As reported in Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011.  According to FMR’s filing, it is a parent holding company and has the sole dispositive power over the shares reported in the table above.  FMR’s filing indicates that Fidelity Advisor Small Cap Fund has an interest in 973,761 of the shares of our common stock reported by FMR.

(3)
As reported in Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2011, Keeley Asset Management Corp., an investment adviser, and Keeley Small Cap Value Fund, Inc., an investment company, beneficially own the shares, while Keeley Asset Management Corp. holds sole voting and dispositive power over the shares reported in the table above.

(4)
As reported in Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011.  According to the filing, Neuberger Berman Group LLC and Neuberger Berman LLC beneficially own the shares.

(5)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011. According to the filing, Dimensional Fund Advisors LP may beneficially own the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers to file periodic reports of beneficial ownership with the Securities and Exchange Commission.  These reports show the Directors’ and officers’ ownership and the changes in ownership of our common stock and other equity securities.

Based on a review of Section 16(a) filings, all transactions in our equity securities required to be reported by Section 16(a) of the Securities Exchange Act of 1934, as amended, were reported on a timely basis.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is responsible for overseeing the integrity of our financial statements; financial reporting processes; compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of our internal accounting functions and independent auditors.

Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.  The Audit Committee reviews with management our financial statements and management’s assessment of internal controls over financial reporting; reviews with the independent registered accounting firm their independent report of independent registered public accounting firm; and reviews the activities of the independent registered public accounting firm.  The Audit Committee selects our independent registered public accounting firm each year.  The Audit Committee also considers the adequacy of our internal controls and accounting policies.  The chairman and members of the Audit Committee are all independent Directors of our Board of Directors within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

           The Audit Committee has reviewed and discussed our audited financial statements with our management.  The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.  In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526, and has discussed with the independent registered public accounting firm matters pertaining to their independence.   Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2010 for filing with the Securities and Exchange Commission.  In April 2010, the Audit Committee and Board of Directors dismissed Hein & Associates LLP as our independent registered public accounting firm, and appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  See “Proposal 2 – Ratification of Appointment of Independent Registered Accounting Firm” on the following page for further information.

Respectfully submitted by the Audit Committee,

Gene A. Strasheim, Chairman
Charles G. Curtis
William F. Hughes, Jr.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the Audit Committee’s appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2011.  BDO USA, LLP is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.  Shareholder ratification of the appointment is not required under the laws of the State of Colorado, but the Board believes it is important to allow the shareholder to vote on the proposal.  In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our shareholders.

BDO USA, LLP representatives are expected to attend the 2011 Annual Meeting in person. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

On April 13, 2010, the Audit Committee approved the engagement of BDO USA, LLP as our independent registered public accounting firm. Accordingly, we dismissed Hein & Associates LLP as our independent registered public accounting firm effective as of the same date. There were no disagreements or conflicts between Hein & Associates LLP and us. Rather, we decided to engage BDO USA, LLP because of the firm’s national energy industry experience.

As of and for the years ended December 31, 2008 and 2009, and the subsequent interim period through April 13, 2010 (date of dismissal), there were no disagreements between us and Hein & Associates LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein & Associates LLP, would have caused Hein & Associates LLP to make a reference to the subject matter of the disagreements in connection with its report on our financial statements for any such periods. The report of Hein & Associates LLP regarding our financial statements for the years ended December 31, 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  The audit reports of Hein & Associates LLP on the effectiveness of internal control over financial reporting as of March 2, 2009 and March 4, 2010, respectively, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Board of Directors recommends that the shareholders vote “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Principal Accountant Fees

Our principal accountant for the fiscal years ended December 31, 2009 and 2008 was Hein & Associates LLP.  Our principal accountant for the fiscal years ended December 31, 2010 was BDO USA, LLP.

Audit Fees

The aggregate fees billed for professional services rendered by Hein & Associates LLP for the audit of our financial statements for our fiscal years ended December 31, 2009 and 2008 and the review of the financial statements on Forms 10-Q for the fiscal quarters in such fiscal years were approximately $278,000 and $288,000.  These fees also include update audit procedures performed by Hein & Associates LLP for the issuance of consents for the inclusion of audit opinions in various registration statements we filed with the Securities and Exchange Commission during these years.

The aggregate fees billed for professional services rendered by BDO USA, LLP for the audit of our financial statements for our fiscal years ended December 31, 2010 and the review of the financial statements on Forms 10-Q for the fiscal quarters in such fiscal years were approximately $250,000.

Audit Related Fees

During the years ended December 31, 2010, 2009 and 2008, there were no audit related fees.

Tax Fees

We were not billed by BDO USA, LLP or Hein & Associates LLP for any tax services during the years ended December 31, 2010, 2009 or 2008.

All Other Fees

No other fees were billed by BDO USA, LLP or Hein & Associates LLP, during our fiscal years ended December 31, 2010, 2009 and 2008, other than as described above.

Audit Committee Pre-Approval Policies and Procedures

As of the date of this proxy statement, our Audit Committee has not established general pre-approval policies and as of December 31, 2010, our Audit Committee had not established pre-approval policies and procedures for the engagement of our principal accountant to render audit or non-audit services.  However, in accordance with Section 10A(i) of the Exchange Act, our Audit Committee, as a whole, approves the engagement of our principal accountant prior to the accountant rendering audit or non-audit services.

Certain rules of the Securities and Exchange Commission provide that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, subject, however, to a de minimus exception contained in the rules.  The Audit Committee pre-approved all services provided by BDO USA, LLP in 2010 and the de minimus exception was not used.

PROPOSAL 3 – CONSIDERATION OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), gives the stockholders the  right to endorse or not endorse the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.  The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation.  While our Compensation Committee or our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature.

We are asking our stockholders to indicate whether or not they support the compensation program as described in this proxy statement.  This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the compensation policies, methodologies and practices described in this proxy statement.  Accordingly, we ask our stockholder to vote “FOR” the following resolution at our annual meeting:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.”

The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of stockholders.  Our compensation philosophy is to provide an executive compensation program that:

•	rewards performance and skills necessary to advance our objectives and further the interests of our shareholders;

•	is fair and reasonable and appropriately applied to each executive officer;

•	is competitive with compensation programs offered by our competitors.

•
is appropriately focused on achieving annual financial and operational goals through the Company’s cash bonus plan and on maximizing stockholder value over the long term, through grants of restricted shares and stock options.

The Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation” of this proxy statement.

PROPOSAL 4 – CONSIDERATION OF AN ADVISORY VOTE ON FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are presenting the following proposal, which gives you as a stockholder the opportunity to inform the Company as to how often you wish the Company to include a say-on-pay proposal, similar to Proposal 3, in our proxy statement. The Frank-Dodd Act requires us to include in our proxy statement a non-binding advisory vote on executive compensation not less frequently than once every three years.  The Frank-Dodd Act also requires us to include in our proxy statement this year a separate non-binding advisory vote regarding whether the non-binding advisory vote on executive compensation should be held every one, two or three years.

We believe our compensation program is relatively streamlined, consisting of a (i) base salary, (ii) potential bonus based upon clearly defined financial metrics, and (ii) customary equity awards of either stock options or restricted stock awards subject to time-related vesting provisions which reward our management for long-term growth in shareholder value.  In view of this, a vote every THREE years is more consistent with our streamlined compensation approach and long-term orientation of our compensation strategies as outlined in the “Compensation Discussion and Analysis” section of this proxy. A vote every THREE years also gives shareholders a longer period of time to evaluate the effectiveness of key compensation strategies and related business outcomes. Conversely, an annual vote could encourage short-term orientation and contradict the key fundamentals of our approach to managing the business and building long-term, sustainable growth in shareholder value.  In addition, a vote every THREE years will provide the Company with the opportunity to consider stockholder concerns expressed through the vote and will provide stockholders the opportunity to cast a more informed vote based on their review and analysis of the Company's named executive officer compensation arrangements over a three-year cycle.

The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency approved by stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and our Company to hold an advisory vote on executive compensation more or less frequently than the option favored by the greatest number of our stockholders.

The Board of Directors recommends that you vote to hold an advisory vote on executive compensation every THREE years.

SHAREHOLDER PROPOSALS

Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2012 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 508 West Wall Street, Suite 550, Midland, Texas 79701 by January 3, 2011, unless the date of our 2012 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2011 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2012 Annual Meeting of Shareholders.  The proposal should be sent to the attention of the Secretary of Natural Gas Services Group.

The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to introduce an item of business at an Annual Meeting of Shareholders.   A proposal may not be presented at the 2012 Annual Meeting and no persons may be nominated for election to the Board at that meeting unless we received notice of the proposal or nomination no later than March 19, 2012. Your notice should be addressed to President, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701. Your notice must comply with the requirements set forth in our bylaws, a copy of which may be obtained from the Secretary of Natural Gas Services Group.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested.  Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

           Because of our relatively small size, to date we have not developed formal processes by which shareholders or other interested parties may communicate directly with Directors.  Until formal procedures are developed and posted on our website (www.ngsgi.com), any communication to one or more members of our Board of Directors may be made by sending them in care of Investor Relations, Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.”  All such communications will be forwarded to the intended recipients.

OTHER MATTERS

Our Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the person’s named in the enclosed proxy card will vote such proxy according to their judgment on such matters.

New York Stock Exchange Certification. We listed our common stock on the New York Stock Exchange in October 2008.  The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on July 12, 2010, in connection with our listing on the exchange. The certifications of our Chief Executive Officer and Principal Accounting Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended December 31, 2010 were submitted to the SEC on March 10, 2011 with our Annual Report on Form 10-K.

           You may obtain our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 without charge upon written request to Stephen C. Taylor, President, at Natural Gas Services Group, Inc., 508 West Wall Street, Suite 550, Midland, Texas 79701.  In addition, the exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 may be obtained by any shareholder upon written request to Mr. Taylor.

In addition, we use our website as a channel of distribution for company information.  We make available free of charge on the Investor Relations section of our website (www.ngsgi.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.  We also make available through our website other reports filed with or furnished to the SEC under the Securities Exchange Act of 1934, as amended, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act, as well as our Code of Business Ethics and the charters to our various Committees of our Board of Directors.  We do not intend for information contained in our website to be part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Stephen C. Taylor
Stephen C. Taylor

Midland, Texas April, 29 2011	Chairman of the Board, President and Chief Executive Officer

FORM OF PROXY CARD
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, Form 10-K and
Annual Report is/are available at www.proxyvote.com.
NATURAL GAS SERVICES GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS JUNE 14, 2011
The shareholder(s) hereby appoint(s) Stephen C. Taylor and Gene A. Strasheim, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NATURAL GAS SERVICES GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 9:00 AM, CDT on June 14, 2011, at the Hilton Hotel at 117 West Wall Street, Midland, TX 79701, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S).  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS; FOR ITEMS 2 AND 3; AND FOR “3 YEARS” WITH RESPECT TO ITEM 4.  IF ANY OTHER MATTER PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THE PROXY WILL VOTE IN THEIR DISCRETION.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
NGSG	VOTE BY INTERNET – www.proxyvote.com
NATURAL GAS SERVICES GROUP, INC.Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern
NATURAL GAS SERVICES GROUP, INC.Time the day before the cut-off date or meeting date. Have
508 WEST WALL STREET, SUITE 550	your proxy card in hand when you access the web site and
MIDLAND, TX 79701	follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors
For        Withhold                    For All
All           All           Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees

01      Gene A. Strasheim (for a term expiring in 2012)
02      Kenneth V. Huseman (for a term expiring 2013)
03      Charles G. Curtis (for a term expiring in 2014)
04      Stephen L. Taylor (for a term expiring in 2014)

The Board of Directors recommends you vote FOR the following proposal(s):

2.	Ratification of the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for 2011.

3.	To consider an advisory vote on compensation of our named executive officers.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

4.	To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.

Yes              No
Please indicate if you plan to attend this meeting
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
For           Against              Abstain

1 year     2 years     3 years     Abstain

Signature [PLEASE SIGN WITHIN BOX]                                                                           Date

Signature (Joint Owners)